UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 4

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

Ecologic Transportation, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139045	26-1875304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1327 Ocean Avenue, Suite B, Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 899-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 5 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Ecologic” mean Ecologic Transportation, Inc., a Nevada corporation, unless otherwise indicated.

Item 1.01	Entry into a Material Definitive Agreement

The following actions were taken pursuant to the unanimous written consent of the Board of Directors of the Company dated March 15, 2012, in lieu of a special meeting of the stockholders.

On March 16, 2012 (the “Closing Date”), Ecologic Systems, Inc. (“ECOSYS”), our wholly owned subsidiary, entered into a Share Exchange Agreement with Amazonas Florestal, Inc. a Florida corporation (the “Share Exchange”). ECOSYS acquired one hundred percent (100%) of the issued and outstanding shares of common stock of Amazonas Florestal, Inc. (“AMZO”) in exchange for seventy million (70,000,000) authorized but un-issued shares of common stock of ECOSYS.

It is intended that the Share Exchange will qualify as reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall be a plan of reorganization for purposes of Section 368(a) of the Code.

Subsequent to the Closing, AMZO became a wholly owned subsidiary of ECOSYS, the Company owns three percent (3%) of the ECOSYS outstanding capital stock (the “EGCT shares”), and the former AMZO shareholders (“AMZO Shareholders”) own ninety-seven percent (97%) of the ECOSYS outstanding capital stock.

For a period of one hundred and eighty (180) days after the Closing, the EGCT Shares will be subject to an anti-dilution provision.  The anti-dilution provision protects the three (3%) percent ownership of the issued and outstanding capital stock of ECOSYS owned by the Company.

2

Prior to the Closing, ECOSYS introduced AMZO management to the holder of its sixty thousand dollar ($60,000) convertible note in order to have non-affiliate parties associated with AMZO acquire all or a portion of the note. ECOSYS assisted in the facilitation of the acquisition of the note as part of its negotiations with AMZO regarding the Share Exchange.  The terms of the convertible note allow for the conversion into common stock at par value. On March 29, 2012, the debt was converted, and an additional sixty million (60,000,000) shares were issued to the note holders.  The issuance of the common stock pursuant to the terms of the convertible note, affected the issued and outstanding shares, and triggered an anti-dilution provision as it pertains to the EGCT shares. As a result, an additional 2,020,618 shares were issued to the Company, thereby maintaining the ownership of EGCT shares at 3%, as required by the anti-dilution provision, with the result that EGCT owns 4,020,618 shares of ECOSYS.

Subsequent to the Closing Date and subject to the registration of the EGCT Shares as required under the Securities Act of 1933, the Board of Directors of the Company shall distribute the EGCT shares to the shareholders of the Company through a dividend on a pro rata basis to their holdings in the Company as at the Closing Date. In order to effect the dividend distribution, To that end, the Share Exchange Agreement provides that ECOSYS will cause to be registered the EGCT Shares by filing a registration statement on Form S-1 with the Securities and Exchange Commission within 60 days of the Closing Date (the “Registration”). As at the date of this current report, no Registration Statement has been filed, and we anticipate that a Registration Statement will be file by December 31, 2012. However, we cannot guarantee when such registration statement will be filed or, whether or when it will become effective.

Following the dividend, ECOSYS intends to cause a Rule 15c2-11 Exemption Request Form to be filed through a FINRA market-maker firm, in order for ECOSYS to receive a trading symbol and become a publicly traded company.

As a result of the transactions effected by the Share Exchange, (i) AMZO became a wholly owned subsidiary of ECOSYS and (ii) there is a change of control whereby the AMZO Shareholders now own a controlling 97% ownership interest in ECOSYS.  Subsequent to the Closing ECOSYS ceased to operate as a wholly owned subsidiary of the Company. In addition, ECOSYS changed its name from Ecologic Systems, Inc. to Amazonas Florestal, Ltd. (“AFL”).

Corporate Structure Diagrams

3

Fully Diluted Capital Structure of Amazonas Florestal, Ltd (formerly Ecologic Systems, Inc.) Subsequent to Closing

Name	Position	Beneficial Ownership Number of Shares		Beneficial Ownership Percentage Owned
		Before Closing	After Closing	Before Closing	After Closing
Ecologic Transportation, Inc.	Parent Company	2,000,000	4,020,618 (1)	100.0%	3.0%
Original shareholders of Amazonas Florestal, Inc.	Share Exchange Shares	—	70,000,000	0%	52.2%
Convertible Note holders	Convertible Shareholders	—	60,000,000	0%	44.8%
Total		2,000,000	134,020,618	100.0%	100.0%

(1)	The increase in the number of shares owned by the Company from 2,000,000 before Closing to 4,020,618 after Closing is the result of the effect of the anti-dilution provision of the Share Exchange Agreement that provides that the Company will own 3% of the issued and outstanding capital stock of Ecologic Systems, Inc. at Closing and for a period of 180 days from the Closing.

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosure required by this item is included in Item 1.01 hereof and is incorporated herein by reference.

The foregoing summary of the Share Exchange Agreement is not complete and is qualified in its entirety by reference to the complete text of the Share Exchange Agreement, which is included in the Company’s Current Report filed on Form 8-K on March 22, 2012 as Exhibit 1.

4

DESCRIPTION OF BUSINESS

Corporate History and Background of Ecologic Transportation, Inc.

We were incorporated in the State of Nevada on September 30, 2005, under the name Heritage Explorations Inc. On June 20, 2008, we merged with our wholly owned subsidiary and changed our name to USR Technology, Inc., and on June 26, 2008 our shares began trading under the symbol USRT. We were engaged primarily in the provision of drilling services internationally.

On July 2, 2009, USR's wholly owned subsidiary Ecological Acquisition Corp. was merged into Ecologic Sciences, Inc. (formerly Ecologic Transportation, Inc.) with Ecologic Sciences, Inc. being the sole surviving entity under the name “Ecologic Sciences, Inc.” and our company being the sole shareholder of the surviving entity. In connection with the closing of the merger, we issued an aggregate of 17,559,486 restricted shares of our common stock representing approximately 75.85% of the issued and outstanding shares of our company to the former shareholders of Ecologic Sciences, Inc.

Following the completion of the acquisition of Ecologic Sciences, Inc., we became a development stage company in the business of environmental transportation. We are structured with three operating units. Our primary operation is the car rental division, which will focus on an environmental car rental operation. We have two subsidiaries in addition to Ecologic Car Rentals, Inc.:

1.	Ecologic Products, Inc., a Nevada Corporation
2.	Ecologic Systems, Inc., a Nevada Corporation

These subsidiaries were created to provide an infrastructure and support for Ecologic Car Rentals. Our car rental business and our systems business intends to provide distribution channels for certain environmental products and both generate certain internal product requirements in order to allow us to be “green” throughout our operation. Initially our business plan calls for the products to be focused on transportation and its ancillary markets.

Car Rentals

Currently, we intend to rent only environmentally friendly vehicles in the compact, full-size and sport-utility vehicle classes. We intend to rent cars on daily, multi-day, weekly and monthly basis. We expect that our primary source of revenue will consist of “base time and mileage” car rental fees, which can include daily rates including mileage. We expect to also charge an additional fee for one-way rentals to and from specific locations. In addition to rental fees, we intend to sell other optional products to our customers, such as collision or loss damage waivers, supplemental liability insurance, personal effects coverage and gasoline.

Our customers will make rental reservations via our website, www.ecologictransportation.com, at our proposed partners’ websites, at the rental counter at any of our proposed locations, by phone, through several online travel websites that we intend to partner with or through a corporate account program in place with their employers.

We plan to acquire existing profitable independent car rental operations on a multi-regional basis and convert their operations to an Ecologic platform. Accordingly, we have identified independent car rental operations that could provide a multi-regional presence for the Company and be used as a platform for the Company to become the only large “green” independent car rental operation in the U.S. On August 2, 2012 the Company entered into a letter of intent to acquire all of the issued and outstanding shares of ACE RENT A CAR, Inc., an Indiana corporation. The Company has begun due diligence and looks to enter into a definitive agreement within 120 days from the signing of the letter of intent. Importantly, however, there is no guarantee that we will be able to successfully acquire or convert any car rental operations to an Ecologic platform.

5

We will incrementally replace the fleets with our environmental vehicles over a 12 – 24 month period. Our strategy is to co-brand with the acquisitions for a limited period of time and complete the rebranding to “green” outlets as Ecologic Car Rentals.

Ecologic Products

Our car rental business and our systems business intend to provide distribution channels for certain environmental products and both generate certain internal product requirements in order to allow us to be “green” throughout our operation. Initially our business plan calls for the products to be focused on transportation and its ancillary markets.

In anticipation of our first rental car location and our need for environmentally friendly car cleaning (one of the most important aspects of a rental operation), we developed Ecologic Shine, a proprietary waterless car cleaning process that delivers cleaning comparable to normal washing without using any harmful chemicals.

In 2009, we launched Ecologic Shine® in collaboration with Park ‘N Fly, the airport parking chain with prominent locations in 15 airport markets, and currently have operations in Atlanta, San Diego and Los Angeles. We are currently in negotiations with Park ‘N Fly to revise the existing arrangements we have with them.

Ecologic Systems, Inc.

Through Ecologic Systems, Inc., our Company W intended to develop and manage the “greening” of gas stations by retrofitting them with alternative energy options and solutions. Ultimately, our objective was to build a network of alternative energy fueling stations and to create an electronic mapping system to assist motorists in locating to those stations. To build this infrastructure, we intended to provide through ECOSYS turnkey management, installation, and integration of equipment procurement, equipment installation, contracting, fuel, and regulatory tax incentive and grant subsidization proposals. However, as at the date of this report, we have abandoned our plain to build an alternative fueling infrastructure. Instead, our Company will focus on acquiring a fleet of automobiles that does not require specialized alternative fueling stations.

History

ECOSYS was formed in December 2008 under the name of Ecologic Rentals, Inc., and operates out of the Company’s offices at 1327 Ocean Avenue, Suite B Santa Monica, CA.

On June 10, 2009, Ecologic Rentals, Inc. sold all of its capital stock, pursuant to a Stock Purchase Agreement, to the Company, and henceforth operated as a wholly owned subsidiary of the Company. In July 2009, Ecologic Rentals, Inc. filed a Certificate of Amendment with the state of Nevada, to formally change its name to Ecologic Systems, Inc.

6

ECOSYS was initially focused on integrating alternative Energy, Solar, Electrical and Natural Gas (includes Compressed Natural Gas (CNG), Hydrogen Compressed Natural Gas (HCNG), Electrical Charging Stations (Electricity), Solar Energy, Bio-Diesel, Ethanol (E-10, E-15 & E85).

ECOSYS created a business plan that centered on enhancing gas stations, parking structures, corporate offices, employee parking structures, government and municipality fleets and other locations with car traffic, both mobile and stationary, with alternative fuel and energy improvements.

In addition, ECOSYS intended to develop and manage the “greening” of gas stations along with retrofitting them with alternative energy options and solutions. In order to build this infrastructure, ECOSYS intended to provide turnkey management, installation, and integration of equipment procurement, equipment installation, contracting, fuel, and regulatory tax incentive and grant subsidization proposals.

In March 2009, ECOSYS initiated discussions with Green Solutions & Technologies, LLC (“GST”) an innovative company formed to give consumers direct access to more environmentally friendly “green” fuels and technologies.  ECOSYS believed that the relationship with GST would be the best strategically in helping ECOSYS establish relationships with the California gas station and convenience store owners.

ECOSYS retained the legal services of The Law Offices of Chase Mellen in Los Angeles, CA, to assist in the negotiation with GST. After several months of negotiations, a Memorandum of Understanding (“MOU”) was entered into on May 12, 2009, and the Company filed an 8-K with the SEC on July 9, 2009.

ECOSYS developed its website, brand, market position and communication platform, and developed www.ecologicsys.com and integrated it into the Company website at www.ecologictransportation.com.

In June, 2009, ECOSYS initiated its plan to acquire governmental funding through grants targeting ARRA American Recovery and Reinvestment Act of 2009. Through governmental contacts, ECOSYS contacted members of Congress and the Senate who sit on the Committee and Sub-Committees in charge of funds distribution. ECOSYS targeted Technology and Sciences Committees, specifically dealing with Alternative Fuel & Infrastructure Development, as well as, Transportation & Infrastructure thru Technology and Innovation. ECOSYS distributed close 500 letters and corresponding DVD presentations to members describing the business model in developing the ECOSYS and the Company as a whole. The response was encouraging, but most members felt that the ECOSYS needed to get the initial infrastructure in place before they could distribute grant funds.

ECOSYS realized that it was not going to be able to move forward with GST because the two companies were too far apart on the economics of their proposed joint venture.  ECOSYS terminated its relationship with GST.

Subsequently, ECOSYS has been in discussions and negotiations with several companies that management considered complementary to the objectives of ECOSYS and has signed non-disclosure agreements with certain of those entities.

ECOSYS began talks with a company that specializes in the safe hydrogen containment and delivery systems. ECOSYS believed that a partnership with this company and the licensing of its IP could streamline the implementation of hydrogen storage on both institutional and public fueling stations throughout the ECOSYS targeted regions. After continued discussion and further due diligence with the company, ECOSYS determined that the financial model and developmental timeline behind the company’s IP would not be beneficial to the ECOSYS plan at this stage.

7

ECOSYS signed an NDA on June 10, 2010, with a foreign company and started discussions about the possibility of ECOSYS acquiring the company.  ECOSYS wanted to own the technology, and to offer the product and service as part of strategic relationship with gas station owners.  The company, in conjunction with a strategic investor decided to pull out of negotiations and focus on the European market.

 In September, 2010, ECOSYS entered into a non-disclosure agreement with, and was desirous to acquire the licensing rights to, a foreign company’s patented technological platform that was a retrofit system for combustion engine vehicles that would dramatically reduce carbon emissions.  During the discussions ECOSYS came to the realization that the company was not able to deploy its technology in a commercialized manner and would not be a viable technology partner for ECOSYS to license emissions reduction technology from.

In December, 2010, ECOSYS began working towards developing a strategic relationship with a national real estate brokerage company focused on the buying and selling of convenience store and gas station locations.

In February, 2011, ECOSYS began discussions with a petroleum industry executive to work with ECOSYS to identify a strategic plan in order to effectuate a commercialization of its business plan and expand operations beyond a development stage business.  During these discussions, ECOSYS came to believe that the business of ECOSYS was not compatible with the primary focus of the Company.  The ECOSYS management decided to draw up plans to present to the Board of the Company, its sole shareholder.

A strategic plan to spinout ECOSYS from the Company was developed, with a future plan to merge ECOSYS into a newly formed alternative fuel company focused on retail fuel contract acquisitions.

ECOSYS developed its detailed strategic network of targeted gas stations and convenience stores.  The network was comprised of a proprietary actuary special integration formula that was the underpinning to the ECOSYS Alternative Energy Network.  The proposed ECOSYS Alternative Network was designed to run north to south in the State of California from Sacramento to San Diego on two parallel highways; the 101 and the 5.  The ECOSYS Network spread out in a matrix of the local highway and freeway arteries in the San Francisco Bay Area, San Jose, Los Angeles and San Bernardino, Orange & San Diego Counties.

ECOSYS began development on an integrated click-thru mapping system for 5,000 targeted gas stations and convenience stores corresponding to the ECOSYS Network. The mapping system applied all pertinent contact information, integrated existing fueling options offered and local vehicle traffic to target ECOSYS’ primary stations. The mapping system is currently being developed into a computer application to be used by customers to find the closest station in the ECOSYS Network that meets their fueling needs.

ECOSYS management began the development of the ECOSYS Master Contract, Fueling Contract and Construction Contract that would be used in the implementation of the retrofitting of fueling stations. The contract was developed to integrate aspects of the process specific to imitating an Alternative Fuel network and cover all aspects to be found within a retrofit development from start to finish.

ECOSYS completed the development of its interactive mapping of the ECOSYS Network of fueling stations, and began to finalize the Mobile Application to be used by consumers for GPS identification and location of existing Alternative Fueling stations within the ECOSYS Network.

8

ECOSYS continued integration of its Alternative Fuel research for the state of California into the existing business plan and researched introduction of new state and federal laws regarding Alternative Fuels development and Alternative Fuels Infrastructure and how they related to the implementation of the ECOSYS Network, regarding “C” stores and fueling stations.

In May, 2011, ECOSYS signed a non-disclosure agreement and held meetings with an integrated energy company to discuss its patented and proprietary technology, including methods of converting solid, liquid and gaseous hydrocarbons into renewable electricity and clean biofuels to power vehicles and fuel cells.

Subsequently, ECOSYS terminated its discussions with all third party entities and, on May 13, 2011 ECOSYS presented a proposed transaction to the Board of the Company in which ECOSYS would spin out of the Company, and merge with a newly formed company, thereby facilitating ECOSYS’ desire to pursue the alternative retail fuel network.  The Board of the Company requested that further information be presented, with a focus on the financials of the proposed business transaction.

During the months of June through September, 2011, ECOSYS prepared its due diligence package, including market forecasts and an extensive business plan, and continued to research strategic business opportunities and potential strategic partners.

ECOSYS determined that, although the ECOSYS business plan was strong and there was a positive probability for success, there remained too many uncertainties that were out of the realm of ECOSYS’ control.  The Board, therefore, decided to pursue selling the ECOSYS business to a better-capitalized company that had longer return on investments horizons.

In October, 2011, ECOSYS met with AMZO, and ECOSYS and AMZO executed a mutual Non-Disclosure Agreement.  After the two companies completed due diligence in January, 2012, it became apparent to the ECOSYS management that there existed a viable opportunity to enhance shareholder value by combining ECOSYS with AMZO.

Reason for the Share Exchange

The Board of the Company and the Board and management of ECOSYS planned to develop ECOSYS into a profitable operation that would enhance the overall value of the Company and transfer that value to its shareholders.

The Board of the Company continues to support the overall business thesis of ECOSYS, but is faced with the reality that the lack of development in the alternative fuel retail market is not compatible with the Company’s cash flow requirements. The Company, as the parent of ECOSYS, has been unable to raise sufficient working capital to fully exploit and grow the business of ECOSYS due to a number of factors, which, in the opinion of the Company’s management, include:

a.	unfavorable market conditions in the development of retail environmental fuel operations;

b.	a lack of consumer demand of multiple alternative fuels options in the environmental transportation marketplace;

9

c.	the inconsistent and sometimes contradictory regulatory policies at the local, state and Federal levels regarding alternative fuels;

d.	a reduced government incentive in the form of tax credits and grants to help develop the developing alternative fuel retail market;

e.	the uncertainty of consumer acceptance and commercial adoption in the volumes needed to effectuate the commercialization of the ECOSYS business model; and

f.	the uncertain and fluctuating position of car manufacturers regarding what type of alternative fuel vehicles they were going to produce.

The Board of the Company therefore made the strategic decision to focus the majority of its resources and time on the development of its environmental car rental business and to enter into the Agreement with AMZO.

BUSINESS OF ECOLOGIC SYSTEMS, INC.

Alternative Fuel Network

ECOSYS is developing a network of alternative fuel contracts with strategically located retail locations. ECOSYS is desirous of securing fuel contracts for Electrical and Natural Gas (including Compressed Natural Gas (CNG), Hydrogen Compressed Natural Gas (HCNG), Electrical Charging Stations (Electricity), Solar Energy, Bio-Diesel, Ethanol (E-10, E-15 & E85) alternatives.

A business plan has been created that centered on acquiring alternative fuel contracts with strategically located retail gas stations, parking structures, corporate offices, employee parking structures, government and municipality fleets and other locations with car traffic, both mobile and stationary, with alternative fuel and energy improvements. The general thesis is that by acquiring a network of retail fuel contracts represented by a geographic footprint with the scale of the state of California we would be able to attract the large investment needed for the scale of such a network and at the same time attract large strategic partners to effectuate our business plan.

ECOSYS completed the development of its interactive mapping of a network of fueling stations, and is currently in the process of finalizing the Mobile Application to be used by consumers for GPS identification and location of existing Alternative Fueling stations within the AFL Network. The mapping system is ever changing and developing and can be manipulated to integrate new stores and services which are to be ever changing. The map will be used to identify the specific target stations and its owner in order to make presentations to secure alternative fuel contracts.

ECOSYS continues its integration of Alternative Fuel research for the state of California into its existing business plan. The introduction of new state and federal laws regarding Alternative Fuels development and Alternative Fuels infrastructure and how they related to the implementation of ECOSYS’s Network, is primary in researching efforts.

10

BUSINESS OF AMAZONAS FLORESTAL, INC.

Overview

Headquartered at 1110 Brickell Avenue, Miami, Florida, 33131, and with operations in Amazonas, Brazil, at Rua Sao Salvador 120 Andar Vierialves, Business Center Manaus, Amazonas, Brazil, Amazonas Florestal Inc. (“AMZO”), is a Florida corporation founded in 2010 as a diversified timber company, with a focus on sustainable practices in the management of its forestry holdings in the Brazilian state of Amazonas.  The AMZO management team and its shareholders, some of whom have owned large tracts of land in the Amazon Rain Forest for over fifty years, are committed to sustainable forest management and the bio-diversity of the Amazon Rain Forest. AMZO intends to build a business strategy that will enable its development into a profitable enterprise, as well as preserve the balance between environmental integrity and consumer needs.

AMZO currently owns 90,108 acres of virgin Rain Forest (141 square miles), known as Fazenda Jatuarana, located in Amazonas, Brazil. The Fazenda Jatuarana is unencumbered by any debt, and has an appraised value of over US$47,000,000 (Forty Seven million dollars), which has been audited under US GAAP accounting principles. The AMZO business strategy will include the harvesting and extraction of timber, both from the Fazenda Jatuarana and third-party land, and the production of quality wood products such as lumber, flooring and decking, all while maintaining Sustainable Forest Management (SFM) practices, further described below, which are congruous with the preservation of the bio-diverse Rain Forest land and its people. AMZO will require capital of approximately $2 million over the next 12 months to expand its business into timber harvesting and production, however, as at the date of the current report, AMZO has not completed any arrangements to fulfill this capital requirement.

The AMZO approach seeks to support the alleviation of local poverty, to promote sustainable development, bio-diversity conservation and restoration, and to address the new challenges of climate change.  AMZO is therefore to working closely with the local forest communities, and providing employment opportunities to the indigenous peoples.

AMZO’s forest property and assigned and approved forest management plans, have been recently audited by Labrozzi & Co., P.A., Miami, Florida, a P.C.A.O.B. (Public Company Accounting Oversight Board) certified accounting firm in order to facilitate AMZO’s future financing efforts.

Current Operations

Timber Market

Production and consumption of key wood products and wood energy are expected to rise from the present to 2030(2); largely following historical trends of 1-2% increases per annum.  Two main factors affecting long-term global demand for wood products are demographic changes and continued economic growth. The world’s population is projected to increase to 8.2 billion in 2030. During a 40 year span from 1970-2010 global GDP increased approximately US$42 trillion. It is projected to grow another US$42 trillion in the next 20 years. Global trade of all wood products doubled in a six-year span from 2002-2008, increasing from approximately US$300 billion to approximately US$600 billion. Income derived from high global timber demands is a primary determinant for investment in forest management. This escalating growth not just increases global wood demands but creates a need for conservative forest management initiatives.

(2)	Food and Agriculture Organization of the United Nations, “Status of the World’s Forests 2009”, www.pefc.org

11

Timber Agent Operations

Since inception, AMZO has acted as Timber Agent providers of various species of wood products from the Amazon Rain Forest. As Timber Agents, AMZO acts as originating broker and sales agent for various timber products. Current operations focus on the sale of wood products procured from third-party forest land owners in the Amazonas Brazil region. AMZO coordinates several factors when fulfilling the requirements of clients’ timber orders:

1.	Quantity of Timber
2.	Species of Timber
3.	Finish and specifications of desired product
4.	Shipment of finished product

As a natural resource, wood is available in many species. AMZO spends time researching the various species that will best fit the needs of their customers and the availability of the raw wood. Different woods have geographical, seasonal, and cutting season differences.  The decisions made regarding these three differences are crucial to the business.

Geographical decisions include determining the region the wood specie is located, and which third-party owns the land to be focused on for harvesting.

Seasonal decisions include at what time felling (the cutting of trees) should commence, and also the amount of time felling will take, factoring in weather patterns to minimize erosion. There can be substantial differences in weather patterns from one season to another in the northern parts of Brazil, as in most places. More or less rainfall can cause river water levels to fluctuate at different times of the year sometimes dictating the total amount of timber that can logistically be transported.

The cutting season is substantially affected by the weather conditions. Rain hampers the ability to work in the forest using heavy equipment. As a result, when there is more rainfall, the cutting season is shorter, and less active days of extraction work is performed. In addition, more or less timber may be harvested from one season to the next.

Revenues

Currently AMZO is fulfilling its first order from Trackworks, Ltd., a U.K. based railroad supply company, for US$1.32 Million dollars in finished, third party produced wood products.

Governmental Regulations

The wood products which AMZO exports in its capacity as Timber Agent require specific governmental approval with respect to the origin and nature of the products sold. AMZO maintains all necessary governmental permits for importing and exporting, which are renewed annually. and AMZO meets and/or implements any safety standards set by the Brazilian government and which impact AMZO’s day to day operations. AMZO’s Timber Agent operations are not subject to any volume restrictions or other caps or quotas with respect to the purchase or sale of timber products from or to third party suppliers or consumers.

Employees

As of March 31, 2012, AMZO has 5 regular paid employees.  AMZO currently has no key employees, other than Mr. Michal Ibar, AMZO’s CEO/President/Director, and Mr. Ricardo Cortez, a Director and shareholder in AMZO.  AMZO’s employees are paid regular salaries for employment with AMZO. Employees do not receive stock benefits for performance. There are no consulting contracts with any individuals or companies at this time.

12

Intellectual Property

AMZO owns the domain name www.amazonasf.com. AMZO does not currently own any patents, trademarks or copyrights.  AMZO plans to file for certain Trademarks and Copyrights in the near future.

RISK FACTORS

You should be aware that any of the following risks could adversely affect AMZO’s business, financial condition and results of operations. AMZO has incurred substantial losses from inception while realizing limited revenues and may never generate substantial revenues or be profitable in the future.

Risks Associated with AMZO

Engaging In Importing/Exporting Wood Products Involves A High Degree Of Risk.

The wood importing/exporting industry is significantly affected by changes in economic activity. Because of the cyclical demand for the products, AMZO may have short or long-term overcapacity.  A decreased demand for wood products may result in an inability to maximize AMZO’s resources. Furthermore, it is possible that AMZO’s expected growth in demand from companies in the furniture manufacturing and construction industries may not occur. The demand for such products can be adversely affected by several factors, including decreases in the level of new residential construction activity, which is subject to changes in economic conditions; increases in interest rates; decreases in population; and other factors. Additionally, weakness in the economies of countries in which AMZO sells products, especially in the United States, as well as any downturn or continuation of current downturns in these economies, are likely to have a material adverse effect on the construction, home building and remodeling industries, and other conditions, such as:

•	Geographical availability;
•	Seasonal availability;
•	Cutting seasons;
•	The popularity of a wood species at any a given time; and
•	Macroeconomic cycles

These factors can negatively affect the supply of, demand for and pricing of AMZO’s wood products. AMZO is also subject to a number of factors, many of which are beyond AMZO’s control, including:

•	Delays in clients’ delivery of the raw materials to AMZO ;
•	Changes in governmental regulations regarding the importing and exporting of the products;
•	Increases in shipping costs; and
•	A shortage of raw wood

13

Dependence On A Small Number Of Key Third Party Sales Agents To Distribute Products May Affect Profitability.

Most of the wood sales are currently made through commission-based sales agents. Other wood product sales are sold through AMZO’s in-house sales person. The commission-based sales agents perform various tasks in the supply of the products to the customer. Profitability might be negatively affected if AMZO’s present relationships with key sales agents or customers were disrupted or became unstable.

Problems May Occur With Outside Mills And Exporting Due To A Lack Of Supply Of Quality Logs.

AMZO depends on the supply of logs that produce the wood products. Any interruption of the flow of wood logs from one of AMZO’s main suppliers, or the lack of an adequate supply of indigenous logs, may cause a disruption of AMZO’s exporting. In addition, AMZO may not be able to continue to secure quality logs as raw material for the products from other countries.  If AMZO loses its supply of quality logs, it might not be able to find adequate new suppliers of such logs.

Lower Than Expected Growth Or A Downturn In Demand For Products In Certain Industries Could Adversely Affect Results Of Operations.

The product sales are dependent to a significant degree on the level of activity in the furniture manufacturing and construction industries. The global recession and decreased rates of gross domestic product growth may continue, and future developments in or affecting the world’s economy could affect the furniture and construction industries, which could impair AMZO’s ability to proceed with its business plan or materially adversely affect its business, financial condition, or results of operations.

Dependence, To A Large Extent, On Maritime Transport May Affect Ability To Deliver Products To Our Offshore Markets.

AMZO is highly dependent on maritime means to transport products to its offshore markets. Space on international maritime shipping vessels is limited and difficult to secure. AMZO has at times experienced difficulty in arranging shipping to its export markets. While operating more than 1,000 miles inland, the closest port is the port of Manaus, a large river port. Furthermore, AMZO may not be able to secure adequate container space on ships that deliver the products to AMZO’s offshore markets in the future. AMZO has no control over established marine shipping routes and the present routes that transport ships use may not continue to be used by maritime transport services. Although several large shipping companies service this port with regular weekly service, including Mearsk, Mitsui Overseas Lines, and CGM-CMA, shipping rates can sometimes become challenging because of the extra 1,000 miles the ships need to travel in order to reach the ocean

Increases in fuel prices may also increase AMZO’s shipping costs. These increases have led to increased fuel surcharges on the total freight costs. The impact of these increases, however, has been minimal in comparison to AMZO’s overall shipping costs. The shipping companies in Manaus have offered recent cost discounts/ allowances, in an attempt to keep their rates competitive with the shipping providers in Belem, the nearest ocean port, located 1,000 miles down-river from Manaus. In addition, the products AMZO transports may not reach its markets in marketable condition. Moreover, strict security measures regarding maritime transport may be implemented in the future and may increase the cost of shipping the products. These challenges to the maritime transport of the products to AMZO’s offshore markets could cause an adverse effect on AMZO’s profitability.

14

AMZO May Face Significant Competition In The Markets In Which Products are Sold, Could Adversely Affect AMZO’s Share Of Those Markets As Well As The Price At Which AMZO Sells Products.

Currently, AMZO faces strong competition from competitors in all of the countries and regions in which it operates. In the case of wood products, AMZO faces competition from foreign competitors in other regions of the world, such as West Africa and China. In the future AMZO may face increased competition in other countries in which it operates from domestic or foreign competitors, some of which may have greater financial resources than AMZO does. In addition, AMZO may face increased competition as a result of existing competitors increasing their production capacity. An increase in competition in the wood market or other value added wood products markets could adversely affect both AMZO’s share of those markets and the price at which AMZO is able to sell the products.

Dependence On Free International Trade And The Absence Of Import And Export Restrictions In Principal Markets May Adversely Affect AMZO’s Ability To Compete.

AMZO’s ability to compete effectively in its principal markets could be materially and adversely affected by a number of factors relating to government regulation of trade. Exchange rate manipulation, subsidies or the imposition of increased tariffs, or other trade barriers could materially affect AMZO’s ability to move raw materials and/or finished products across national borders. If AMZO’s ability to have its third party mill make, transport, or sell the products competitively in one or more of its principal export markets, or became impaired by any of these developments, it could be difficult for AMZO to re-allocate the products to other markets on equally favorable terms.  Thus, AMZO’s business, financial condition, and results of operations could be adversely affected.

The Majority Of Raw Wood Materials Used To Produce Wood Products Are Supplied By Outside Mills And Companies.

AMZO currently procures the majority of the raw wood materials that it uses in the products from unaffiliated entities in the Amazon Rain Forest in accordance with long standing relationships between AMZO and the suppliers. AMZO may not be able to maintain these relationships and continue to secure the raw materials to have its contracted manufacturers produce the products. In addition, the prices AMZO pays for raw materials may increase as a result of higher fuel costs paid by its suppliers. An inability to secure the raw materials used in the production of the wood products or to transport such materials in a cost-effective manner could have an adverse effect on AMZO’s operations.

Currency Devaluations And Foreign Exchange Fluctuations May Adversely Affect AMZO.

AMZO is exposed, both in terms of assets and liabilities, to fluctuations in the value of foreign currency. Changes in the value of the Brazilian Real against other currencies in which AMZO completes transactions, such as the Euro and certain other currencies, could adversely affect AMZO’s financial condition and results of operations. The value of any of the currencies in which AMZO trades against the Brazilian Real may fluctuate significantly in the future. As a result, fluctuations in the local currency/Brazilian Real exchange rate may affect AMZO’s financial condition and results of operations. On the other hand, a decrease in the value of the Brazilian Real against the currencies of other countries from which AMZO exports products can also hurt AMZO’s sales margins on sales of such products.

15

We May Not Be Able To Satisfy Our Financing Requirements.

AMZO’s ability to satisfy its capital expenditure needs and debt service requirements depends in large part on AMZO’s ability to generate funds from its sales. AMZO might not be able to satisfy its capital expenditure and debt service requirements in the future if it is not able to generate sufficient funds or, alternatively, to obtain access to capital markets for sufficient amounts and at acceptable costs. AMZO will require capital of approximately $2 million over the next 12 months to expand its business into timber harvesting and production, however, as at the date of the current report, AMZO has not completed any arrangements to fulfill this capital requirement.

AMZO has held discussions with investors about investing in AMZO. During these discussions, the assets of AMZO were viewed as a hedge against the risk of the proposed investment. To date no specific valuations and/or written investment proposals in either equity or debt form have been created. To date, the discussions have not been formal, and at best should be viewed as early stage discussions with investors. In the event AMZO secures capital through debt, AMZO may be unable to meet the debt service requirements.

AMZO’s financial condition may adversely affect our ability to continue as a going concern

AMZO anticipates that additional funding will be required in the form of equity financing from the sale of our common stock. At this time, AMZO cannot provide investors with any assurance that it will be able to raise sufficient funding from the sale of its common stock or through a loan from its directors to meet our obligations over the next twelve months. AMZO does not have any arrangements in place for any future debt or equity financing. These factors, among others, raise substantial doubt about AMZO’s ability to continue as a going concern.

Changes In Environmental Regulations Could Adversely Affect AMZO’s Business, Financial Condition, Results Of Operations, And Prospects.

AMZO is subject to extensive and changing international, national and local environmental laws concerning, among other things, health, the handling and disposal of wastes and discharges into the air and water. At this time, comprehensive estimate of AMZO’s expected environmental compliance costs is not available due to the high potential variability of such costs. To date, AMZO has not incurred any direct costs in respect of environmental compliance except for those costs integrated into the purchase price of the pre-approved forestry plans purchased by Amazonas. However, AMZO expects to make substantial expenditures to comply with such environmental requirements.

Among these expenditures includes the additional cost in retaining the consulting services of an expert forest engineer and timber harvester to act as liaison between AMZO and IPAAM (Instituto de Proteção Ambiental do Amazonas or the Environmental Protection Agency of the Amazon). Such consultant will be responsible for overseeing AMZO’s compliance with environmental regulations. We estimate that the cost of retaining such consultant will be approximately $50,000 per year based on our current business plan, although this cost is subject to significant variability as a result of regulatory uncertainty.

Environmental regulations have become increasingly stringent in recent years, particularly in connection with the approval of new projects, and this trend is likely to continue. Future developments in the establishment or implementation of environmental requirements, or in the interpretation of such requirements, could result in substantially increased capital, operating, or compliance costs or otherwise adversely affect AMZO’s business, financial condition, results of operations, and prospects.

16

There are certain risks related to the implementation of environmental regulations. For example, if Mr. Ludke were not to perform his duties in a responsible manner according to these present regulations, and, for example, allow tractors to work on wetland areas, creating unwarranted damaging erosion, or allow workers to pour gasoline or other wastes in the river, or a tree was felled in a manner other than that specified for each tree in the project studies and approved harvest plan, it is likely that one of IPAAM’s inspectors may apply a hefty fine to AMZO. Fines can also be applied by the Receita Federal, similar to the US IRS, if documentation is not provided that covers each shipment, or if taxes are not paid in a timely manner.

Additionally, AMZO may be subject to forestry management, endangered species, and other environmental regulations in these jurisdictions. Changes in such laws, or the interpretation of such laws, may require AMZO to incur significant unforeseen capital or operating expenditures to comply with such requirements. The occurrence of such events could have an adverse effect on AMZO’s business, financial condition, results of operations, and prospects.

Currently, no further regulatory changes to the applicable laws and regulations that specifically govern SFMPs in Brazil are expected. Present regulations, however, are considerably strict. For example, each chain saw used in the felling of trees or cutting of branches, and later firewood, needs to be licensed. If an IPAAM inspector, or Environmental Military Police officer were to request the license, at least a copy must be presented, otherwise the saw is confiscated and a fine is generated by IBAMA.

Adverse Climate Conditions, Wind Storms, Fires, Disease, Pests, And Other Natural Threats Could Adversely Affect Forests

Forests that produce the wood are subject to a number of naturally occurring threats such as adverse climate conditions, wind, fire, disease and other pests. Damage caused by strong windstorms, such as uprooting and stem breakage, is considered by management to be a major natural risk to the forests that produce the wood. Fire is a risk to all forests and AMZO’s warehouses and operations. Accumulation of combustible raw materials and possible deficiencies in AMZO’s preparation for fires could cause fire hazards and no preventative measures can provide assurance that fires will not occur. AMZO may experience fire in the future and such a fire may materially adversely affect operations. Disease or pests may have a material adverse effect on forests and plantations in the future. Other risks to forests that produce the wood include, but are not limited to, losses caused by earthquakes, floods, and other non-man-made catastrophic events.

Political Developments In Brazil May Adversely Affect AMZO.

AMZO’s business strategies, financial condition, and results of operations could be adversely affected by changes in policies of the Brazilian government, other political developments in or affecting Brazil, and regulatory and legal changes or administrative practices of Brazilian authorities, over which AMZO has no control.

A Downturn In The Global Economy May Adversely Affect AMZO.

AMZO intends to sell a large part of the products globally, and accordingly, the results of AMZO’s operations and financial condition are sensitive to and dependent upon the level of world economic activity. The global recession and decreased rates of gross domestic product growth may continue in the future, and future developments in or affecting the world’s economy could impair AMZO’s ability to proceed with its business plan or materially adversely affect its business, financial condition, or results of operations.

17

Being A Florida Corporation With Operations Located In Brazil, AMZO’s Shareholder Rights Are More Limited Under Brazil Laws Than Under U.S. Law. This May Result In Less Protection Of Shareholder Rights Than Under U.S. Law.

AMZO’s corporate affairs are governed by its Florida Articles of Incorporation, Florida law, and the laws of Brazil. The rights of shareholders to take action against AMZO and its directors are to a large extent governed by the laws of Brazil. The rights of AMZO’s shareholders and the fiduciary responsibilities of AMZO’s directors under Brazilian law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, Brazil has a less developed body of securities laws than the United States. In addition, some U.S. states, such as Florida, have more fully developed and judicially interpreted bodies of corporate law than Brazil in particular.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

AMZO is a Florida corporation and substantially all of AMZO’s assets are located outside of the United States. All of AMZO’s current operations are conducted in Brazil. However, AMZO’s directors and officers are citizens of the United States. It may be difficult for shareholders to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against AMZO and any future officers and directors, who are not residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of Brazil would recognize or enforce judgments of United States courts against AMZO or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. In addition, there is uncertainty as to whether such Brazilian courts would be competent to hear original actions brought in Brazil against AMZO or such persons predicated upon the securities laws of the United States or any state.

Conflict With Native Communities In Brazil Could Threaten A Large Portion Of Product Sales.

Brazilian law protects the rights of indigenous people. It is possible that AMZO’s distributors might not be able to maintain good relations with native communities in Brazil. One hundred percent (100%) of AMZO’s business is generated from distributors in Brazil.  A deterioration of the relationship between AMZO’s distributors and the indigenous peoples of Brazil could affect AMZO’s sales through its distributors, thereby adversely affecting AMZO.

Any disruption in the distributors’ relationships with the local population would likely negatively affect their sales.  Consequently, such a disruption would cause a reduction in the distributors’ orders from AMZO, negatively affecting AMZO’s sales to those distributors and AMZO’s ability to generate profits.  Accordingly, AMZO’s shareholders would be at risk of losing all or most of their investment.

Energy Shortages And Increased Energy Costs Could Adversely Affect Business.

Any shortage of energy could cause disruptions in AMZO’s manufacturers operations as well as AMZO’s operations. Higher electricity costs or disruptions in the supply of electricity or natural gas could adversely affect AMZO’s financial condition and results of operations.

18

Stained Ends on Logs Reduces the Size of the Log.

When AMZO receives and mills the wood logs, the ends are checked for stains.  When a log has a stained end, the ends must be cut thereby reducing the size of the log for product use. This reduction in size of AMZO’s logs causes AMZO to use more logs resulting in a decrease in AMZO’s profit margins.

AMZO Currently Relies on One Customer For a Majority of Its Revenues.

AMZO currently relies on one customer for the majority of its revenue as follows:

1.	Trackworks, Ltd., UK – currently AMZO’s sole source for Timber Agent revenues

Any disruption in the relationships between AMZO and this client would adversely affect AMZO’s business. In the event of any disruption and loss of business from this client, purchasers of AMZO’s stock would be at risk to lose most or all of their investment.

Shareholders May Never Receive Cash Distributions Which Could Result In Shareholders Receiving Little Or No Return On His Or Her Investment.

Distributions are payable at the sole discretion of AMZO’s board of directors. AMZO does not know the amount of cash that will be generated, if any, once AMZO has more productive operations. Cash distributions are not assured, and AMZO may never be in a position to make distributions.

Dependence On Directors And Persons To Be Hired May Adversely Affect AMZO’s Business.

AMZO’s success will be dependent to a significant degree upon the involvement of AMZO’s officers and directors, who are in charge of the development and operations.   It would be difficult for AMZO to find adequate replacements for these key individuals.  In addition, AMZO will need to attract and retain additional talented individuals in order to carry out AMZO’s business objectives.  The competition for such persons will be intense and there are no assurances that these individuals will be available to AMZO.

Compliance With Changing Laws And Rules Regarding Corporate Governance And Public Disclosure May Result In Additional Expenses To AMZO Which, In Turn, May Adversely Affect AMZO’s Ability To Continue AMZO’s Operations.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and, in the event AMZO is approved for listing on either an automated quotation system or a registered exchange, any system or stock exchange rules, will require an increased amount of management attention and external resources.  AMZO intends to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance and disclosure activities.  This could have an adverse impact on AMZO’s operations.

19

Plan of Operations

Overview

AMZO has had a brief operating history, and revenues to date have been generated from its Timber Agent activities. In this capacity, AMZO coordinates the fulfillment and shipment of its customers’ timber needs through the purchase of finished timber product from third-party suppliers. Although these operations have produced gross profits, the low volume of sales has resulted in these profits to not yet exceed the Company’s fixed general and administrative expenses, thus resulting in overall net losses. While AMZO’s Board of Directors believes that it can continue its current operations during the next twelve months, it is the Company’s intent to grow and expand its operations to include harvesting and production of product from its own land. AMZO will, however, require an estimated $2 million in additional debt or equity in order to implement this expansion and future Plan of Operations over the next 12 months (beginning August, 2012). However, as at the date of the current report, AMZO has not completed any arrangements to fulfill this capital requirement. AMZO’s estimated expenses for the 12 months (beginning August, 2012) are as follows:

Expense Type	Amount

SFM Plans
Debt payments towards existing SFM	$34,000.00
Payments towards new SFM projects	$76,000.00

Production Costs
Timber purchasing	$872,000
Extraction	$198,000
Milling	$214,000
Fluvial Transport	$130,000
Trucking incl. load/unload	$146,000
Shipping Tax & customs broker	$32,000
Contingency/reserves	$112,000

G & A
Payroll	$84,000
Other G & A	$33,800
Environmental Consultant Cost	$50,000

Total	$1,981,800

Subject to raising the required capital , AMZO is seeking to expand its operations from those of j a Timber Agent to a harvester and producer of wood products from its own inventories. This plan would increase AMZO’s inventory of timber product, and in turn increase its sales volume, thereby substantially increasing its profit margins. In addition to the establishment of its Timber Division, AMZO intends to create an additional Biomass/Clean Energy Division. AMZO’s expansion is intended to be structured as follows:

I.	Timber Division

a.	Timber Agent Activities (third-party supply)
b.	Sustainable Forest Management (harvesting land owned by Company)
c.	Timber production
d.	Transport and shipping

20

II.	Biomass / Clean Energy Division

I. Timber Division

Timber Agent Activities

AMZO’s ongoing operations since inception have been those of a Timber Agent (see Current Operations). Those operations involve the purchase by AMZO of finished timber products from third party producers and the resale of those products. AMZO intends to significantly increase its Timber Agent activities by selling and brokering a wider variety of wood products to an increasingly diversified clientele. AMZO currently seeks to invest up to $[INSERT] in expanding in Timber Agent activities.

To the end of expanding its Timber Agent operations AMZO has acquired enough timber supply to substantially increase its Timber Agent sales volume, and will begin to demonstrate larger export volumes, while monitoring the consistency of the production quality. AMZO believes that the consistency of quality production at higher volume levels must be at an optimal level, so it can demonstrate the ability to fulfill increasingly larger, and in some cases open-ended, orders that are anticipated for the next season.

21

Sustainable Forest Management

Harvesting and Practices

A major part of AMZO’s expansion involves the harvesting and production of timber from its own land. It is estimated that the Fazenda Jatuarana contains approximately 1,439,979m3 of harvestable timber. The ability to harvest timber from its own land will not only provide AMZO with additional sources of revenue, but will also enable AMZO to become a steward of the forest, and maintain an integral influence on the protection of the environmental and social resources that the forest provides.

AMZO is focused on a selective method of harvesting timber, called Sustainable Forest Management, for the development, production and marketing of its sustainable wood products. Sustainable Forest Management (SFM) is defined by the Food and Agricultural Organization (FAO) as follows:

“The stewardship and use of forests and forest lands in a way, and at a rate, that maintains their biodiversity, productivity, regeneration capacity, vitality and their potential to fulfill, now and in the future, relevant ecological, economic and social functions, at local, national, and global levels, and that does not cause damage to other ecosystems.”(3).

(3) The FAO adopted this definition, developed by the “Ministerial Conference on the Protection of Forests in Europe,” www.Mcpfe.org. November, 2011.

In simpler terms, SFM is the balance between the need for harvested timber products, and the preservation of the forest and its biodiversity. The SFM practices include the consideration for demand, both commercial and non-commercial, and community needs, as well as environmental factors. In this way, both the forests, and the communities that depend on them, will continue to thrive.

The expansion of operations into harvesting the Fazenda Jatuarana adds additional considerations beyond those acting as Timber Agents. As landowners and harvesters, AMZO must consider the same geographical, seasonal and cutting season differences that are considered when acting as Timber Agents (see Current Operations). However, in addition, other crucial decisions include the allocation of equipment that will create access ways to and from the harvest area, as well as skidders, front loaders and trucks, which are used to extract and transport the felled trees. All equipment must follow specific low-impact procedures.

To aid in these critical decisions, AMZO has retained the services of an expert forest engineer, who is responsible for all technological and legal matters affecting any land parcel harvested by AMZO, including the fulfillment of the work described within the Environmental Impact Study that forms a part of all SFM Plans (described below).

Based on early prognostications of these factors, as part of its annual operating plan, AMZO estimates how much timber it expects to harvest/produce in any given year. These calculations further provide a basis for the marketable amounts of product AMZO expects to bring to market in any given year.

Sustainable Forest Management Plans

The majority of AMZO’s wood products will be provided through harvesting and extraction, which cannot commence until an approved Sustainable Forest Management Plan (“SFM Plan”) has been obtained. SFM Plans, and the method in which they are created, not only require harvesters to adhere to all governmental regulations, but also serve as the road map to harvesting any rainforest land by providing all specifications for harvesting and extraction. An SFM Plan includes such details as location of approved harvestable parcel, quantity of timber on parcel, and species of timber on parcel. In addition, a fully approved SFM Plan contains all required licenses and permits for the parcel of land to be harvested.

22

Governmental Regulations

High rates of deforestation in the Brazilian Amazon are the focus of both national and international concern. The Brazilian government heavily regulates the Timber Industry to make sure that all forest management practices are conducted in a sustainable and environmentally friendly way. In the State of Amazonas specifically, the regulatory environmental protection agency known as IPAAM regulates, approves and enforces all SFM Plans. These regulations are so specific that an inventory of the forest resource is taken whereby 100% of the trees existing on a particular property are inventoried and cataloged by specie, diametric size and age.

There are two basic types of SFM Plans that are authorized by IPAAM:

1.	Simplificado: for harvestable areas up to 1,000 hectares
2.	Empresarial: for harvestable areas greater than 1,000 hectares.

For either type of SFM Plan, the governmental regulation is that no more than 25 m3 total of rough logs can be harvested on an annual basis from each hectare (2.47 acres) of property approved for the harvest of tropical timber species, all species inclusive. Furthermore, each of the harvestable trees more than 60 cm at chest height, and in the species of commercial value, is tagged and numbered. Forest engineers then determine the environmental impact of felling and the direction each tree is to be felled in order to minimize damage and potential erosion. In addition, no trees are felled within 50 meters of any stream, lake or river to protect the natural erosion of its bank. The engineers also prepare an extraction plan by breaking down the property into 50 x 50 meter sectors and indicating the paths where equipment can be introduced and roads built when needed. Once the plan is formulated in its entirety, it is submitted to IPAAM for approval. Once approved, IPAAM then issues an Operating License, and Harvest Authorization.

This federal control and regulative system not only fulfills verification that timber extracted from each project is of legal origin, but also controls the transportation of each tree from standing to finished product, whether shipped locally or exported. In addition, any and all operations may be immediately suspended should any impromptu regulatory inspection reveal discrepancies in size, quantities, species or environmental practices. Adhering to these regulatory systems ensures that the rainforest is protected, and the native community is in balance with the need for timber.

AMZO currently owns two SFM Plans for the Dos Ramos I and Dos Ramos II timber projects, which allow for AMZO to harvest up to 14,877m3 hard and soft wood logs on those projects.

Timber Season

Timber production and distribution is structured around a Timber Season. Traditionally, the Brazilian Timber Season commences in the month of May, and continues until the end of December. Seasons can be directly affected by heavy rains and weather patterns, however. For example, the commencement of the current year’s season was delayed until June 1, 2012 due to the heavy rains. Regardless of the season’s start date, all heavy machinery must be out of the forest by December 31st of each year due to or environmental reasons, and cannot return until May 15th of the following year. During the period between January and May, milling and production of finished timber products continues, as well as transporting and freight shipments to customers. For the purposes of this Plan of Operations, AMZO has used a timeline of June 1, 2012 through May 31, 2013. All anticipated costs or revenues attributable to this season are projected with this timeline.

23

Timber Inventory

All wood products intended for clients are referred to as inventory. In order to fulfill a client’s order, the appropriate inventory must be on-hand, produced and/or procured. AMZO currently produces inventory through the purchase of SFM Projects from third-party landowners. As part of its expansion plan, AMZO seeks to procure approximately 27,000m3 of additional timber supply from various sources. Once enough Timber is held in inventory, AMZO may begin to demonstrate to its existing and prospective customers its capacity to harvest and produce quality wood products, and to satisfy orders on a larger scale while maintaining quality control. AMZO intends on obtaining this increased inventory in the following three ways:

1.     Purchasing SFM Plans for harvesting third-party land

2.     Harvesting Fazenda Jatuarana with SFM Plans

3.     Purchasing of Extracted Logs from third parties

In 2011, AMZO purchased two SFM Plans, Dos Ramos I and Dos Ramos II. These forest management plans have undergone all the necessary permitting and licensure, and are approved for the harvest of 14,877m3 of hard and soft wood logs. AMZO has begun production of this harvest, and will utilize the supply to increase its inventory on hand to fulfill existing and future client orders.

AMZO has commenced the approval process for four additional SFM Plans on the Fazenda Jaturana, for the extraction of approximately 40,000m3 of timber for the 2013-2014 season and expects final approval and licensing over the next 12 months. This process will be administrated by one of AMZO’s founders, who has decades of experience and political relationships throughout the Timber industry of Brazil. In order to facilitate and coordinate the approval process, AMZO will also retain a team of engineers and forest specialists, who will conduct inventories and prepare environmental studies for the Fazenda Jatuarana SFM Plans. AMZO’s team of experts has collaborated on many SFM Plans that have successfully gained government approval, including the two plans that AMZO purchased in 2011.

AMZO will also increase its inventory by purchasing Extracted Logs from third party suppliers. Similar to AMZO’s Dos Ramos Plans, these logs come from licensed SFM Plans. The logs are purchased from third-party harvesters, and are transported to the appropriate mill for sawing. AMZO is currently in negotiations with Cofaam Cooperativa Florestal Da Amazonas to procure 12,500m3 of select hardwood logs, and anticipate production in the immediate future.

Timber Extraction

The timber extraction company plays a vital role in the harvesting of rainforest land. Once AMZO receives approval and licensure for its SFM Plan(s), the extraction company will be responsible for carrying the Plan out. The Fazenda Jatuarana SFM Plans will contain all pertinent information regarding the actual harvesting of trees and the extraction of logs. Once extracted, the logs are then transported to the river bank, loaded onto barges and transported to the saw mill for production.

24

AMZO has initiated contractual discussions with three of the largest timber extraction companies in Belen, Brazil to perform the timber extraction:

1.     Manuel Perreira e Cia

2.     Madenorte

3.      CIKEL

Timber Production

The principal products offered by AMZO are select wood products harvested directly from the Amazonas rainforest. These products are of specific species, quantity and finished product indicated by the client. AMZO intends to produce a variety of products from both the harvested logs from its own SFM Plans and the Extracted Logs it purchases from third parties. From these two sources of supply, AMZO projects to have approximately 17,100m3 of hardwood logs to mill for the upcoming season.

AMZO intends on contracting multiple local sawmills (“mills”) to “saw for service” and produce the products that it intends to sell. AMZO currently anticipates working with the Madespon Mill and MW Florestal Mill. Based on the trials from last season, AMZO has already determined and reached a verbal understanding with the mills that will be best suited for the different types and volumes of future production. AMZO has maintained consistent communication with these mills in preparation for the planning of the upcoming season. While sub-contracting this process to the mills, AMZO will maintain the proper staff onsite at each mill to oversee and accompany the production in order to maintain quality control.

Quality Control

During the 2011-12 timber season, AMZO tested different sawmills, suppliers, transporters, and shipping containers. This process was essential in order to ensure all harvesting and extraction processes are fail-safe, before implementing a larger-scale production, which will be required when meeting anticipated larger-scale orders for timber product. AMZO believes that the consistency of quality timber production at higher volumes must be at an optimal level, in order to demonstrate AMZO’s ability to fulfill increasingly larger, and in some cases open-ended, orders that are anticipated for the next season.

AMZO received an initial on-site quality inspection from one of its largest customers, and passed with enthusiasm. This process was essential as it allowed for the working out all the logistical kinks before implementing such a large-scale production.

Transport and Shipping

All timber shipments will be transported by barge from harvesting to the mill. AMZO is working with three different shipping providers:

1)	Irmaos Soares Navegacao e Transportes Ltda.,
2)	Edivaldo Magalhaes Transportes Fluvias e Despatchos Ltda., and
3)	Tanaka Balsas Ltda.

After production, the finished product must be shipped by truck from the mill to the port. Previous season’s efforts and testing of different trucking companies has been critical in the preparation for increased production. The following trucking companies will provide transportation services to the Manuas Port:

•	Diondero transportes; and
•	Rivas e Companhia Transporte Terresta Ltda.

25

Once the finished timber product reaches the port, a customs broker is required to prepare the shipment. AMZO has established a relationship with a Brazilian independently contracted customs broker who will represent AMZO as its customs broker in all of its customs related matters. The customs broker will process all the necessary paperwork that will allow for AMZO’s timber product to board the vessel and ship to AMZO’s client in a timely manner.

II, Biomass / Clean Energy Division

The State of Amazonas is not on the main Brazilian electric grid system, and currently generates the majority of its energy through the “dirty” practice of burning diesel. The utilization of the SFM process during harvesting, creates a by-product called “biomass” which is the waste-product produced by tree trimmings, branches, leaves, bark, etc. The Biomass produced under the SFM process, is considered a renewable energy source, and can be used to generate electricity and produce heat. AMZO intends to accumulate its Biomass as part of its harvesting process, and commercialize it in three ways in the future:

•	Direct sale of the power generated from the biomass to the local area’s energy providers;
•	Sell the clean renewable energy generated by AMZO’s harvesting to the Brazilian government (under current law);
•	Investigate potential commoditization of carbon credits or offsets (generated by the renewable energy from AMZO’s waste biomass) on the European Carbon Exchange or other carbon markets..

Employees

The AMZO management team comprises experts in timber activities, and coordinates many details when fulfilling a client order. From an organizational standpoint, the core operations are conducted by several people and companies, some of whom are internal AMZO employees, and others who are third-party independent contractors. Outsourcing of certain functions is preferred, so that AMZO can focus on execution and customer satisfaction, as well as gain insight and understanding of the various components of the timber business in Brazil. The table below represents the current AMZO team:

Internal Staff:

Name	Title/Position	Responsibilities	Location
Michael Ibar	CEO	Governance/Operations	Miami/Brazil
Norman Kunin	CFO	Financial operations	Miami/LA
Pepper Stevens	COO	Timber operations and Sales	Brazil
Raymundio Olivera	Production Mgr	Production (2-3 loc)	Brazil
Marcello Alvez	Log Coordinator	Transportation/Logistics	Brazil
Tadeu Cunha	Forest Rep	Timber Extraction Supervisor	Brazil
To be determined	Forest Rep	Timber Extraction Supervisor	Brazil

26

Outsourced Labor/Duties:

Name	Title/Position	Responsibilities	Location
Fatima Sencadas	Customs Broker	Customer Administrator	Brazil
Jorge Bastos	Grader	Quality Control Production Line	Brazil
Djalma Da Silva	Grader	Quality control Production Line	Brazil
To be determined	Extraction Firm	Harvest and load Barge	Brazil
To be determined	Shipping/Trucking	Transport Forest to Port	Brazil
To be determined	Sales Brokers	Purchase Order Origination	US

Revenues

Revenues are derived from the sale of wood products. Future financial success will be dependent on the continued success of AMZO’s Timber Agent operations, and expansion into harvesting through Sustainable Forest Management. AMZO has been developing its business model for the last three years, focusing on the guiding principles of protection, preservation, people and profitability to which it operates. The plan of operations is built upon the upcoming 2012-13 Brazilian timber season. AMZO anticipates that the increase in its timber inventory will increase the volume of wood products sold this year, as well as increase the profit margin on its products, as production will primarily become in-house from AMZO’s own rainforest land.

AMZO initial objective is to expand its development of its resources to increase sales revenues. AMZO’s first harvest order for Fazenda Jatuarana is from Trackworks Ltd., the largest U.K. based railroad supply company, and currently AMZO’s largest customer,  in the amount of US$1.32MM dollars in wood products. The current purchase order of 2,000 m3 is product specific. AMZO is engaged in discussions with Trackworks Ltd. to secure additional purchase orders for the upcoming 2012-2013 season, however, no definitive agreement or arrangements has been reach.

Purchases

AMZO’s first initiative in its preparation for the upcoming season is to close multiple outstanding contracts. The first of these contracts is with a large-scale timber extraction company, CIKEL. The agreement is for the extraction of AMZO’s 14,877m3 of inventory from the SFM Plans Dos Ramos I and II. AMZO has initiated contractual talks with the Timber Extraction companies. Concurrently with these initiatives, AMZO is negotiating to procure additional timber supply that would provide another 10,000-12,000 m3 of hardwood.

Characteristics of Brazilian Forests and Forest Management

The Brazilian Amazon represents over half of the planet's remaining rainforests, and it comprises the largest and most species-rich tract of tropical rainforest in the world. AMZO is committed to the sustainable and environmentally responsible management of these forests in accordance with Brazilian Law.

27

The following information is excerpted from the report, Status of Tropical Forest Management 2011( (Blaser, J., Sarre, A., Poore, D. & Johnson, S. (2011). ITTO Technical Series No 38, International Tropical Timber Organization, Yokohama, Japan)

The summary provides information regarding the general characteristics of Brazilian forests and legislation applicable to the current and planned Business of AMZO and to the forestry industry in Brazil, generally. :

“Brazil has a land area of 846 million hectares and an estimated population in 2010 of 195 million people (United Nations Population Division 2010); the country is ranked 75th out of 182 countries in UNDP’s Human Development Index (UNDP 2009). Ninety-three per cent of the country is below 800 m in altitude. The highest peaks, at about 2500 m, are found on the northern border with Venezuela and in the southeast on the Atlantic coast. The vast Amazon Basin contains the world’s largest area of tropical rainforest; the majority of it is Brazilian territory. FAO (2010a) and Government of Brazil (2010) both estimated Brazil’s total forest cover in 2010 at 519 million hectares, including both tropical and non-tropical natural and planted forests; an estimated 354 million hectares of the total was in the Amazon.

Forest Types

Brazilian forests can be classified broadly as Amazon rainforest, Atlantic rainforest (Mata Atlântica) (28.8 million hectares), central cerrado savanna (70 million hectares), arid caatinga (46.8 million hectares) and the wetlands of the Pantanal (8.55 million hectares; Government of Brazil 2010).

The two main forest types in the Amazon are dense and open ombrophilous (humid) forests. The dense humid forests are characterized by large and medium-sized trees (with canopy up to 50 m and emergent trees up to 40 m) and abundant lianas and epiphytes. In the open humid forests the trees are more widely spaced and palm creepers and bamboos are more common.

Permanent forest estate (PFE)

Brazil’s tropical-forest PFE may be considered to comprise 117 million hectares of federal and state conservation units (Sistema Nacional de Unidades de Conservaçãoda Natureza– SNUC – and Sistema Estados Unidades de Conservação da Natureza, respectively), 106 million hectares of Indigenous lands, 50.2 million hectares of legal reserves and permanent preservation areas on rural properties, and 36.1 million hectares of other public forest’ protected by law. This area includes the Amazon, caatinga, cerrado and Mata Atlântica biomes and may include some non-forest and some non-tropical forest.  ‘Other public forests protected by law’ refers to public forests listed in the National Register of Public Forests. They are not yet assigned to any function; however, according to Law 11 284/2006, public forest should be maintained as forests indefinitely. Legal reserves are forest areas that may be harvested for timber and other products on the basis of sustainable forest management plans (planos de manejo Florestal sustentável– SFMs or SFM plans – see below). AMZO’s un-harvested timber holdings, which include the Ramos I and Ramos II projects, are subject to approved SFM plans subject to the SFM policy framework described below.

28

SFM policy framework

Forest tenure

Even though much production forest is privately owned, under the 1988 Federal Constitution (Article 225) forests are considered to be a common asset for all inhabitants, and ownership and tenure disputes are a major problem. Private owners are only able to exercise their rights within the limits imposed by the 1965 Forest Code, which regulates the harvesting of timber resources. There are legal stipulations to set aside ‘legal reserves’ and ‘permanent preservation areas’ in private forest areas.  More than one-third of the tropical PFE is owned by Indigenous communities.

Forest Management

Forest for production

The forest management system adopted for Amazonian dense tropical rainforest is a polycyclic system involving the selective logging of commercial forest species in cutting cycles of 25–35 years.

By law the use of natural forest resources on both private and public land requires the presentation of a SFM Plan to the Brazilian Institute of Environment and Renewable Resources (Instituto Brasileiro do Meio Ambiente e dos Recursos Naturais Renováveis– IBAMA) and its approval by that body and/or the relevant state environment agency.

Since 2006 forest management (i.e. timber harvesting) has been permitted in Brazil’s public forests through forest concession contracts that can span up to 40 years. Concessions are granted through a transparent tendering and/or bidding process for the production of timber and/or non-timber products or services. Each year the Brazilian Forest Service prepares an Annual Forest Concessions Plan, which is a major instrument of policy planning for forest concessions in public forests. A national policy to support community forest management has also been implemented (Decree 6874/2009) with the aim of encouraging and organizing the country’s forest management activities, and it also establishes minimum prices for NTFPs.MMA Normative Instruction 5 (2006) introduced important changes to the parameters of forest management on both public and private land.

The main features were:

•	The maximum allowable harvest is 30 m3 per hectare when harvesting is mechanized and 10 m3 per hectare when the operation does not use heavy machinery, with harvesting cycles of 35 years and ten years, respectively.
•	For those forest species whose minimum cutting diameter had not previously been determined, the minimum cutting diameter is set at 50 cm.
•	At least 10% of each exploited tree species which could be harvested are to be left standing as seed bearers, selected in each 100-hectare working unit.
•	A tracking system (chain of custody) is required for harvested trees. The use of waste wood is allowed.

29

Since September 2006, forest product transportation has been controlled through a national information system, IBAMA’s Forest Origin Document system. Under it, forest products are tracked from their harvest to the final stage of marketing. The entire supply and transportation chain must be updated online in real time. The system has significantly improved the control of illegal logging in Brazil.

A forest planning process called Modeflora (Digital Model of Forest Exploitation), hailed as a technological breakthrough in forest management, has been tested successfully by EMBRAPA researchers. It consists of the georeferencing and geomonitoring of all phases of forest management, from the preparation of a forest management plan to its implementation, combining the use of forest inventory techniques, operational research and a range of technologies such as global positioning systems (GPS), GIS, radar and satellite images.

Modeflora enables a reduction of at least 30% in the cost of preparing and implementing forest management plans. It also reduces field error and increases the accuracy of tree-tracking and micro-zoning by enabling the production of maps at a scale of 1:15.

In public forests under forest concession, the Brazilian Forest Service subsidizes the price of wood for those concessionaires who promote value- adding near the forest concession, the installation of permanent plots, and biodiversity monitoring.

Nevertheless, despite the existence of pilot projects in SFM and technical standards for the adoption of best forest management practices in the Amazon, the level of adoption of these practices is still incipient.

Control and law enforcement in the Amazon are extremely difficult because of the vastness of the area, poor infrastructure, a lack of capacity and the large number of factors contributing to deforestation and illegal logging. Other problems facing forestry in Brazil are the remoteness of many forests from centers of commerce and control; the weak economic competitiveness of SFM as a land use; the lack of competitiveness of the tropical timber industry, for various reasons; extensive degraded forests; lack of full-cost pricing and the abundant availability of low-cost timber; and a serious shortage of management skills (ITTO 2006).

The scarcity of information on forest management for business people and a lack of technical capacity are other barriers to the widespread adoption of SFM. Most employers still do not know the meaning of SFM and are unaware of the potential financial benefits of good forest management. The technologies adopted by these timber companies generally correspond to the practices used for decades in conventional exploitation.

The enlargement of the agricultural frontier, which causes deforestation and is associated with illegal wood supply, continues to be a limiting factor to the promotion of forest management in the Amazon.

Silviculture and Species Selection

The main silvicultural process proposed for the Brazilian Amazon is as follows:

1.	E minus 1 year – forest inventory at 100% (i.e. the measurement of all commercial trees with dbh40 cm)
2.	E minus 1 year – liana cutting (for commercial species above the minimum cutting diameter)
3.	E minus 1 year – installation and measurement of permanent plots
4.	E minus 1 year – exploration planning (primary and secondary roads; pre-selection of trees based on inventory; preparation of map of annual production unit)
5.	E minus 1 year – opening of roads, sidings and marshalling yards (forest roads, bridges, drainage system, and 25x25 m marshalling yards)
6.	E – forest harvesting (reduced impact)
7.	E plus 1 year – assessment of damage caused by harvesting (evaluation of remaining trees, skid trails and cutting quality)
8.	E plus 1 year, E plus 3 years, and henceforth every five years – re-measurement of permanent plots
9.	E plus 4 years – silvicultural treatments (e.g. girdling of non-commercial trees to make room for commercially promising trees)

30

As reported above, the maximum allowable harvest is 30 m3 per hectare when harvesting is mechanized and 10 m3 per hectare when the operation does not use heavy machinery, with harvesting cycles of 35 years and ten years, respectively.

Estimate of the area of forest sustainably managed for production

Brazil’s native-forest concession system for public forests is still in an early stage of implementation, with only one concession (covering an area of 96 300 hectares) approved in the Amazon. In total, 2.94 million hectares of Amazonian forest and (295 000 hectares of caatinga) are subject to approved PMFSs; all extractive reserves are also subject to management plans. An estimated 2.70 million hectares of natural tropical forest are certified by the FSC (FSC 2010). On the available information, therefore, the total area of natural tropical production PFE considered to be under SFM is at least 2.70 million hectares.

Timber production and trade

On average, an estimated 247 million m3 of logs were produced annually in Brazil in the period 2005–08, comprising 81 million m3 of logs from natural forests and 166 million m3 of logs from plantations. FAO (2010a) estimated that over half of this is fuel wood.

Brazil produced an estimated 23.7million m3of (non-coniferous) tropical log for industrial purposes in 2009, down from a peak of 29.7 million m3 in 2003. About 15.5 million m3 of tropical sawn wood were produced in 2009 (up slightly from the 14.4 million m3 produced in 2003), of which 1.06 million m3 were exported. In the same year, Brazil produced about 600 000 m3 of tropical plywood, down from a peak of 1.38 million m3 in 2003 (ITTO 2010).

Brazil’s production of tropical logs is less than one-quarter of total industrial round wood production, which was 105 million m3 in 2009. Log-processing capacity in the Legal Amazon declined from 10.4 million m3 per year in 2004 to 5.8 million m3 per year in 2009 (ibid.).

Property Appraisal

A full and complete land appraisal was performed on the Brazilian acreage known as Fazenda Jatuarana in June 2010, a copy of which is included and attached herewith as Exhibit 5. In addition to the environmental sustainability of the land, a value of the land was provided, including the process in which it was derived.

31

Regulatory Approval

No federal or state regulatory requirements must be complied with or approval must be obtained in connection with the Share Exchange Agreement.

Reports, Opinions, Appraisals

No reports, opinions, appraisals have been received from an outside party in connection with the Share Exchange Agreement, with the exception of the Property Appraisal, as referenced above and included herein.

Past contacts, Transactions or Negotiations

With the exception of entering into the LOI, as defined above, there were no prior contracts, transactions or negotiations between the parties prior to the Share Exchange Agreement.

COMMON EQUITY AND RELATED STOCK MATTERS

Overview of Shares

As of March 31, 2012, AMZO's authorized capitalization consists of 20,000,000 shares composed 20,000,000 authorized shares of common stock, no par value per share, ("Common Stock") of which 20,000,000 shares were issued and outstanding, and no authorized shares of preferred stock. Holders of Common Stock of AMZO have no preemptive rights to acquire or subscribe to any additional shares of Common Stock.

As of the Record Date, AMZO had 20,000,000 shares of common stock issued and no shares of Preferred Stock issued and outstanding.

Shareholders

As of December 31, 2011, and prior to the Share Exchange dated March 16, 2012, there were eight (8) shareholders of record of AMZO common stock.

Dividends

AMZO has not paid cash dividends on any class of common equity since formation and does not anticipate paying any dividends on any outstanding common stock in the foreseeable future.  There are no material restrictions limiting or that are likely to limit AMZO’s ability to pay dividends on its outstanding securities.

Legal Matters

AMZO is not aware of any legal proceedings against it.  AMZO may be involved, from time to time, in various legal proceedings and claims incident to the normal conduct of its business.

32

Indemnification of Directors and Officers

AMZO is required to indemnify its officers, directors, employees and agents against liability to AMZO in any proceeding in which such person wholly prevails on the merits. Generally, AMZO may indemnify its officers and directors against such liability if the officer or director acted in good faith believing his or her actions to be in the best interests of AMZO. The Articles of Incorporation of AMZO provide that a director or officer has no liability for monetary damages for breach of fiduciary duty unless such person committed fraud or engaged in intentional misconduct. These provisions may limit the recovery for any claims against AMZO’s officers and directors.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS, PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

Directors and Executive Officers

The names and ages of AMZO’s directors and executive officers are set forth below. AMZO’s By-Laws provide for not less than one and not more than fifteen directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

The following table sets forth certain information as to shares of the Common Stock owned by (i) each person known by management to beneficially own more than 5% of the outstanding common stock, (ii) each of our directors, and (iii) all executive officers and directors of our corporation as a group:

Table 1.0 Directors and Executive Officers

Name	Age	Position	Beneficial Ownership Number of Shares		Beneficial Ownership Percentage Owned
			Before Closing	After Closing	Before Closing	After Closing
Michael Ibar	35	President/CEO/CFO	1,200,000	4,200,000	6.0%	3.1%
Reny De Oliveira	56	Vice President/Director[1]	3,200,000	11,200,000	16.0%	8.4%
Pedro De Oliveira Sa	34	Vice President/Director[1]	3,200,000	11,200,000	16.0%	8.4%
Keitiane Da Gama Silva	26	Secretary/Treasurer/ Director[1]	3,200,000	11,200,000	16.0%	8.4%
Candido Ibar	67	Director[1]	5,200,000	18,200,000	26.0%	13.6%
Stephen Wayner	67	Director[1]	200.000[2]	700,000[2]	1.0%[2]	0.5%[2]
Ricardo Cortez	47	Director	3,200,000	11,200,000	16.0%	8.4%

[1] First Directorship of a reporting company [2] Less than 5% of the outstanding common stock

33

CHANGE IN CONTROL

Parties intend to effect a change of control pursuant to the transactions contemplated by the Share Exchange Agreement between ECOSYS and AMZO.

The aforementioned change of control would result in the Shareholders, which are currently the shareholders of AMZO, acquiring control of ECOSYS via the terms of the Share Exchange Agreement.

As a result of the transactions effected by the Share Exchange, (i) AMZO became a wholly owned subsidiary of ECOSYS and (ii) there is a change of control whereby the AMZO Shareholders now own a controlling 97% ownership interest in ECOSYS.  Subsequent to the Closing ECOSYS ceased to operate as a wholly owned subsidiary of the Company. In addition, ECOSYS changed its name from Ecologic Systems, Inc. to Amazonas Florestal, Ltd. (“AFL”).

DISSENTERS RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter's rights of appraisal with respect to the Actions.

PROPERTIES

We neither rent nor own any properties. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

AMZO owns a property denominated Fazenda Jatuarana. This property contains some 36,481 hectares (90,146 acres) of rainforest land located in the southern part of the State of Amazonas in Brazil, and was appraised in 2011 by EB da Amazonia, a real estate appraisal company that has been credentialed through Banco do Brazil, at a fair market value of more than R$77 million or approximately US$46 million. Along with, and completely independent of, Fazenda Jatuarana, AFL has also acquired two fully approved forest management projects and their associated permits and licenses. Through these licenses, AFL is authorized to harvest approximately 14,000m3 of timber.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ECOSYS

The following table sets forth, as of March 15, 2012, the number of shares of Common Stock owned by the sole shareholder prior to the Closing and subsequent to the Closing.

Name	Position	Beneficial Ownership Number of Shares		Beneficial Ownership Percentage Owned
		Before Closing	After Closing	Before Closing	After Closing
Ecologic Transportation, Inc.	Parent Company	2,000,000	4,020,618	100.0%	3.0%

34

LEGAL PROCEEDINGS

Presently, there are not any materials pending legal proceedings to which we are a party or as to which any of our property is subject, and we do not know nor are we aware of any legal proceedings threatened or contemplated against us that would prevent us from proceeding with the Share Exchange.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is not trading on any stock exchange. We are not aware of any market activity in our stock since our inception and through the date of this filing.

Holders

As of March 15, 2012, and prior to the Share Exchange dated March 16, 2012, there was one (1) shareholder of two million (2,000,000) shares of our Common Stock.

Dividend

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividend, if any, will be within the discretion of our sole director.  We presently intend to retain all earnings, if any, for use in our business operations and accordingly, our sole director does not anticipate declaring any dividends prior to a business combination.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Common Stock

The authorized capital stock of our Company consists of 500,000,000 shares of Common Stock, par value $0.001 per share, of which there are 2,000,000 issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. Our stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available. In the event of liquidation, the holders of our Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Our stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of Preferred Stock, par value $0.001 per share, with designations, rights and preferences including rights to dividend, liquidation, conversion, voting, or other rights determined from time to time by our Board of Directors, without shareholder approval.  As of March 15, 2012 we have not designated or issued any shares of Preferred Stock.

35

This description of certain matters relating to our securities is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and By-Laws, which have been included as an exhibit in previously filed reporting documents.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VIII Section 1 of our By-Laws provides that the company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) by reason of the fact that he is or was a director or officer of the company, or is or was a director or officer of the company serving at the request of the company as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contender or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 78.138(7) of the Nevada Revised Statutes (the “NRS”) provides, with limited exceptions, that:

1.	A director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act of failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Section 78.7502 of the NRS permits the company to indemnify its directors and officers as follows:

1.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

36

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, or that with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.	To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the NRS provides for the authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses as follows:

1.	Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made expenses as follows:

(a)	By the stockholders;

(b)	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

37

(d)	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.	The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3.	The indemnification pursuant to NRS 78.502 and advancement of expenses authorized in ordered by a court pursuant to this section:

(a)	Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers, and controlling persons of the company, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is unenforceable.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Share Exchange Agreement, at closing, we issued an aggregate of 70,000,000 authorized but unissued shares of common stock of ECOSYS to the shareholders of AMZO in exchange for shares representing 100% of the issued and outstanding common stock of AMZO.  The shares of common stock of ECOSYS were not registered under the Securities Act and were sold under the exemption from registration provided by Section 4(2) of the Securities Act.

Prior to the Closing Date of the Share Exchange Agreement, ECOSYS introduced the AMZO management to the holder of its sixty thousand dollar ($60,000) convertible note in order to have non-affiliate parties associated with AMZO acquire all or a portion of the note. ECOSYS assisted in the facilitation of the acquisition of the note as part of its negotiations with AMZO regarding the Share Exchange Agreement. The terms of the convertible note allow for the conversion of the debt into common stock at par value. On March 26, 2012, the debt was converted, and an additional sixty million (60,000,000) shares of ECOSYS common stock were issued to the note holders.

38

Item 5.01 Changes in Control of the Registrant.

Reference is made to the disclosure set forth above under “Item 1.01” of this current report, which disclosure is incorporated herein by reference.  Other than the transactions and agreements disclosed in “Item 1.01,” we know of no arrangements, which may result in a change in control at a subsequent date.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Share Exchange, the current officers and directors of ECOSYS resigned, and Edward W Withrow III and Michael Ibar were appointed to serve as Directors.

Item 9.01 Financial Statements and Exhibits

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Amazonas Florestal, Inc.

Liquidity and Capital Resources

AMZO is a natural resources company engaged in the harvesting of timber and the manufacture and marketing of lumber. In addition to its timber extraction and production operations, AMZO is engaged in studies and projects to develop and sell carbon credits and forest preservation benefits on its property.

As of March 31, 2012, we had cash on hand of $78, accounts receivable of $11,924 and current liabilities of $80,414.  AMZO’s non-current assets consist of inventories of semi-hardwood and hardwood in the amount of $90,000. We do not have sufficient capital to operate our business and will require additional funding to sustain operations through December 2012.  There is no assurance that we will be able to achieve revenues sufficient to become profitable.

On December 14, 2010, AMZO acquired 90,108 acres of land from a non-related party valued at $46,983,989 in exchange for 49% of the common stock in AMZO.

We anticipate that we will require a minimum of $2 Million to fund our future operational plan for the next twelve months.

We have incurred losses since inception and our ability to continue as a going-concern depends upon our ability to develop profitable operations and to raise adequate financing.  In order for us to meet our liabilities as they come due and to continue our operations, we are solely dependent upon our ability to generate such financing.

There can be no assurance that AMZO will be able to raise funds, in which case we may be unable to meet our obligations and we may cease operations.

39

Results of Operations of Amazonas Florestal, Inc.

Three months ended March 31, 2012 compared to three months ended March 31, 2011

The following summary should be read in conjunction with the Amazonas Florestal, Inc. financial statements for the quarter ended March 31, 2012, which are included herein.

			Inception
	Three months ended		(July 9, 2010) to March 31,
	March 31, 2012	March 31, 2011	2012
Revenue	$—	$—	$71,563

Cost of sales	—	—	57,682
Gross Profit	—	—	13,881

General and administrative expenses	$25,677	$11,465	$101.879

Other Income (expense)	(1,756)	—	7,830

Net (loss)	$(27,433)	$(11,465)	$(80.168)

Revenue: For the three months ended March 31, 2012 and 2011, revenue in the amount of $0 and $0, respectively, was generated from limited levels of Timber Agent services.

Cost of sales: For the three months ended March 31, 2012 and 2011, cost of sales in the amount of $0 and $0, respectively, was incurred for limited levels of timber milling, production, and transportation costs.

As a development stage company, we have not yet launched our major business activity, which is Timber Harvesting and Production.

Net cash (used in) operating activities. For the three months ended March 31, 2012, net cash (used in) operating activities of ($2,417) was primarily attributable to a decrease in accounts receivable of $30,974, an increase in taxes payable of $7,714, and a foreign currency exchange gain of $1,756.

For the three months ended March 31, 2011, net cash (used in) operating activities of $0 was primarily attributable to a decrease in amounts due to shareholders of $3,765 and a decrease in fees payable of $7,700.

Net cash provided by (used in) investing activities.  For the three months ended March 31, 2012 and 2011, there was no net cash provided by (used in) investing activities.

Net cash provided by (used in) financing activities. For the three months ended March 31, 2012 and 2011, there was no net cash provided by (used in) financing activities.

Operating Expenses.   Operating expenses increased to $25,677 for the three months ending March 31, 2012, compared to $11,465 for the same period in 2011. The increase in expenses was primarily due to an increase in travel expenses of $19,143, an increase in translation and licensing expenses of $6,947 and an increase in payroll of $16,430.

40

Total Liabilities.  Total liabilities decreased to $82,170 at March 31, 2012 compared to $88,128 at December 31, 2011.  The decrease in total liabilities was primarily due to a decrease in taxes payable of $7,714, and a foreign currency gain of $1,756.

Net Income (loss). We had a net loss of $27,433 for the three months ended March 31, 2012 as compared to a net loss of $11,465 for the same period in 2011.  The increase in net loss in the current year is primarily attributable to an increase in general and administrative costs of $14,212, and an increase in foreign currency gain of $1,756.

Year ended December 31, 2011 compared to year ended December 31, 2010

			Inception
	Year ended		(July 9, 2010)
	December 31, 2011	December 31, 2010	to December 31, 2011
Revenue	$71,563	$—	$71,563

Cost of sales	57,682	—	57,682
Gross Profit	13,881	—	13,881

General and administrative expenses	58,574	17,628	76,202

Other Income (expense)	9,586	—	9.586

Net (loss)	$(35,107)	$(17,628)	$(52,735)

Revenue: For the year ended December 31, 2011 and 2010, revenue in the amount of $71,563 and $0, respectively, was generated from limited levels of Timber Agent services

Cost of sales: For the year ended December 31, 2011 and 2010, cost of sales in the amount of $57,682 and $0, respectively was incurred for limited levels of timber milling, production, and transportation.

As a development stage company, we have not yet launched our major business activity, which is Timber Harvesting and Production.

Net cash (used in) provided by operating activities.  For the year ended December 31, 2011, net cash (used in) operating activities of $92,505 was primarily attributable to our net loss of $35,307, common stock issued for services of $5,000, increase in accounts receivable of $42,898 and net decrease in various payables of $19,500.

For the year ended December 31, 2010, no cash was provided by (used in) operating activities.

Net cash provided by (used in) investing activities.  For the year ended December 31, 2011 and 2010, there was no cash provided by (used in) investing activities.

Net cash provided by (used in) financing activities. For the year ended December 31, 2011, net cash provided by financing activities of $100,000 was due to the sale of common stock.

For the year ended December 31, 2010, no cash was provided by (used in) financing activities.

41

Operating Expenses.   Operating expenses increased to $58,574 for the year ended December 31, 2011 from $17,628 for the year ended December 31, 2010. The increase in expenses was primarily due to an increase in travel expenses of $19,143, an increase in translation and licensing expenses of $6,947 and an increase in payroll of $16,430.

Total Liabilities.  Total liabilities decreased to $88,128 for the year ended December 31, 2011 from $107,628 for the year ended December 31, 2010.  The decrease in total liabilities was primarily due to a decrease in fees payable of $7,700, a decrease in due to shareholder of $9,928, an increase in taxes payable of $7,714 and an increase in forest management rights payable of $80,414.

Net Income (loss). We had a net loss of $35,107 for the year ended December 31, 2011, as compared to a net loss of $17,628 for the year ended December 31, 2010.  The increase in net loss in the current year of $17,479 is attributable primarily to an increase in general and administrative expenses of $40,946, an increase in foreign currency gain of $9,586, and a reduction in net profits of $13,881.

Off-balance sheet arrangements.

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Inflation.

We do not believe that inflation has had in the past or will have in the future any significant negative impact on our operations.

Going Concern

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future debt or equity financing. These factors, among others, raise substantial doubt about AMZO’s ability to continue as a going concern.

Application of Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with the accounting principles generally accepted in the United States of America. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financial statements.

42

Financial Statements and Other Information

F-1

PRO FORMA FINANCIAL INFORMATION

Summary of Transaction

On March 16, 2012 (the “Closing Date”), Ecologic Systems, Inc. (“ECOSYS”), a wholly owned subsidiary of the Company, entered into a Share Exchange Agreement with Amazonas Florestal, Inc., a Florida corporation, and the Company, the sole shareholder of ECOSYS (the “Share Exchange”). Pursuant to the terms and conditions of the Share Exchange Agreement, among other things, on the Closing Date:

i.	ECOSYS acquired 100% of the issued and outstanding shares of common stock of AMZO; and

ii.	the AMZO shareholders cancelled 100% (20,000,000 shares) of AMZO common stock to its treasury; and

iii.	ECOSYS issued 70,000,000 shares of its common stock (97% of the total issued and outstanding shares), to the AMZO shareholders; and

iv.	ECOSYS issued 60,000,000 shares of its common stock to certain non-affiliates, in connection with the conversion of debt in the amount of $60,000(1); and

v.	as a result of the anti-dilution provision, ECOSYS issued 2,020,618 additional shares of common stock to the Company(1), thereby increasing the Company’s holdings in ECOSYS to a total of 4,020,618 shares of common stock; or 3% of the total issued and outstanding shares (the “EGCT Shares”); and

vi.	a change in controlling entity occurred whereby 97% of ECOSYS’s common stock is owned by the AMZO shareholders, and 3% of ECOSYS’s common stock is owned by the Company (the sole shareholder of ECOSYS’s common stock at the Closing Date); and

vii.	AMZO became a wholly owned subsidiary of ECOSYS; and

viii.	ECOSYS changed its name from Ecologic Systems, Inc. to Amazonas Florestal, Ltd. (“AFL”).

As a further condition of the Share Exchange Agreement, the current officers and directors of ECOSYS resigned and Michael Ibar was appointed to serve as a Director and also as the CEO and President of ECOSYS. Mr. Edward W. Withrow III was also appointed to serve as Director.

(1)	Prior to the Closing Date, ECOSYS introduced the AMZO management to the holder of its sixty thousand dollar ($60,000) convertible note in order to have non-affiliate parties associated with AMZO acquire all or a portion of the note. ECOSYS assisted in the facilitation of the acquisition of the note as part of its negotiations with AMZO regarding the Share Exchange Agreement. The terms of the convertible note allow for the conversion of the debt into common stock at par value. On March 26, 2012, the debt was converted, and an additional sixty million (60,000,000) shares were issued to the note holders. The issuance of common stock pursuant to the terms of the convertible note, affected the total number of ECOSYS’s issued and outstanding shares, and triggered an anti-dilution provision as it pertains to the EGCT shares. As a result, an additional 2,020,618 shares were issued to the Company, thereby increasing the EGCT shares to 3%, pursuant to the anti-dilution provision.

ECOSYS will cause to register the 4,020,618 EGCT shares by filing a Form S-1 with respect to the registration for resale (the “Registration”) by December 31, 2012. Subsequent to the date upon which the Registration becomes effective, the Board of Directors of the Company shall distribute the 4,020,618 shares to its shareholders through a dividend on a pro rata basis in proportion to their holdings in the Company at the Closing Date.

F-2

Pro Forma Financial Information of Amazoas Florestal, Ltd. (formerly Ecologic Systems, Inc.) (“AFL”)

March 31, 2012

The unaudited condensed consolidated pro forma financial information of AFL as of March 31, 2012, gives effect to the Share Exchange as if the transaction had occurred on March 31, 2012.

The unaudited condensed consolidated pro forma statement of operations for the three month ended March 31, 2012, gives effect to the transaction as if it had occurred January 1, 2011

The unaudited condensed consolidated pro forma financial information has been included as required by the rules of the Securities and Exchange Commission and is presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the transaction taken place or had occurred on the earliest date of January 1, 2011.

December 31, 2011

The unaudited condensed consolidated pro forma financial information of ECOSYS as of December 31, 2011 gives effect to the Share Exchange as if the transaction had occurred on December 31, 2011.

The unaudited condensed consolidated pro forma balance sheet gives effect to the transaction as of December 31, 2011. The unaudited condensed consolidated pro forma statement of operations for the calendar year ended December 31, 2011, gives effect to the transaction as if it had occurred January 1, 2011.

The unaudited condensed consolidated pro forma financial information has been included as required by the rules of the Securities and Exchange Commission and is presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the transaction taken place or had occurred on the earliest date of January 1, 2011.

Pro Forma Financial Information of Ecologic Transportation, Inc.

December 31, 2011

The unaudited condensed consolidated pro forma financial information of Ecologic Transportation, Inc. (“EGCT”) as of December 31, 2011 gives effect to the Share Exchange as if the transaction had occurred on December 31, 2011.

The unaudited condensed consolidated pro forma balance sheet gives effect to the transaction as of December 31, 2011. The unaudited condensed consolidated pro forma statement of operations for the calendar year ended December 31, 2011, gives effect to the transaction as if it had occurred January 1, 2011.

The unaudited condensed consolidated pro forma financial information for EGCT have been provided to illustrate the effects of the transaction on the EGCT shareholders, as the EGCT shareholders will retain their interest in EGCT, and obtain an interest in ECOSYS through the 3% interest held by EGCT (after the reverse merger transaction) and contributed to them as a stock dividend.

F-3

The unaudited condensed consolidated pro forma financial information has been included as required by the rules of the Securities and Exchange Commission and is presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the transaction taken place or had occurred on the earliest date of January 1, 2011.

F-4

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

FOR ECOLOGIC SYSTEMS, INC.

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2012

ECOLOGIC SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2012
(Unaudited)

	Historical			Pro Forma
	ECOSYS			ECOSYS
	March 31,	AMZO	Pro Forma	March 31,
	2012	Consolidation	Adjustments	2012

Revenue	$—	$—	$—	$—
Cost of Sales	—	—	—	—

Gross Profit	—	—	—	—

General and administrative expenses	—	25,677	—	25,677

Operating income (loss)	—	(25,677)	—	(25,677)

Other Income (expenses)	—	(1,756)	—	(1,756)
Net Income (loss)	$—	$(27,433)	$—	$(27,433)

Net (loss) per common share – basic and diluted	$(0.00)			$(0.00)

Weighted average common shares outstanding - basic and diluted	2,000,000			134,020,618

F-5

CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

FOR ECOLOGIC SYSTEMS, INC.

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

ECOLOGIC SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011
(Unaudited)

	Historical			Pro Forma
	ECOSYS			ECOSYS
	December 31,	AMZO	Pro Forma	December 31,
	2011	Consolidation	Adjustments	2011

Revenue	$—	$71,563	$—	$71,563
Cost of Sales	—	57,682	—	57,682

Gross Profit	—	13,881	—	13,881

General and administrative expenses	21,455	58,574	—	80,029

Operating income (loss)	(21,455)	(44,693)	—	(66,148)

Other Income (expenses)	—	9,586	—	9,586
Net Income (loss)	$(21,455)	$(35,107)	$—	$(75,734)

Net (loss) per common share – basic and diluted	$(0.01)			$(0.00)

Weighted average common shares outstanding - basic and diluted	2,000,000			134,020,618

F-6

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

FOR ECOLOGIC TRANSPORTATION, INC.

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

ECOLOGIC TRANSPORTATION, INC.
A DEVELOPMENT STAGE COMPANY
CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEETS
December 31, 2011
(Unaudited)

	Historical EGCT 31-Dec 2011		ECOSYS Spin Out	Pro Forma Adjustments		Pro Forma Consolidated EGCT 31-Dec 2011
ASSETS
Current Assets	$57,277		$		$—	$57,277
TOTAL ASSETS	$57,277		$—		$—	$57,277

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Current Liabilities	$1,126,512		$(60,000)	$		$1,066,512
Long-Term Liabilities	1,863,861		—		—	1,863,861
Total Liabilities	2,990,373		(60,000)		—	2,930,373

Stockholders' Deficit
Preferred stock	—	[1]	—			—
Common Stock	26,733	[2]	(2,000)[3]			24,733
Additional Paid In Capital	3,221,658		2,000			3,223,658
Accumulated Earnings (Deficit)	(6,181,487)		60,000 [4]			(6,121,487)
Total Stockholders' Deficit	(2,933,096)		60,000		—	(2,873,096)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$57,277		$—		$—	$57,277

[1]	10,000,000 shares authorized, no shares issued
[2]	75,000,000 shares authorized, 26,732,824 shares issued and outstanding
[3]	100,000,000 shares authorized, 2,000,000 shares issued and outstanding
[4]	Elimination of subsidiary accumulated deficit due spin-out

F-7

ECOLOGIC TRANSPORTATION, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
AS OF AND FOR THE 12 MONTHS ENDED DECEMBER 31, 2011
(Unaudited)

	Historical EGCT December 31, 2011	ECOSYS Spin-out	Pro Forma Adjustments	Pro Forma EGCT December 31, 2011

Revenue	$401,454	$—	$—	$401,454

Cost of goods sold	392,115	—	—	392,115

Gross Profit	9,339	—	—	9,339

General and administrative expenses	2,291,212	(21,455)	—	2,269,757

Operating income (loss)	(2,281,873)	21,455	—	(2,260,418)

Other Income (expenses)	(123,079)	—	—	(123,079)
Net Income (loss)	$(2,404,952)	$21,455	$—	$(2,383,497)

Net (loss) per common share – basic and diluted	$(0.10)			$(0.10)

Weighted average common shares outstanding - basic and diluted	24,333,982			24,333,982

F-8

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR AMAZONAS FLORESTAL, LTD.

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2012

AMAZONAS FLORESTAL, LTD.
formerly Ecologic Systems, Inc.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2012	December 31, 2011
ASSETS

Current assets
Cash and cash equivalents	$78	$—
Accounts Receivable	11,924	—
Total Current Assets	12,002	—

Non-current assets
Inventory/Timber Projects	90,000	—
Land	46,983,989	—
Total non-current assets	47,073,989	—

TOTAL ASSETS	$47,085,991	$—

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$—	$—
Notes & loans payable	82,170	60,000
Total Current Liabilities	82,170	60,000

Stockholders' Equity (Deficit)
Preferred stock, 10,000,000 shares authorized, none issued	—	—
Common stock, 500,000,000 shares authorized, 134,020,618 and 2,000,000 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	134,021	2,000
Additional Paid In Capital	46,949,968	(2,000)
Accumulated Deficit	(80,168)	(60,000)
Total Stockholders' Equity (Deficit)	47,003,821	(60,000)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$47,085,991	$—

See accompanying notes to the consolidated financial statements

F-9

AMAZONAS FLORESTAL, LTD.
formerly Ecologic Systems, Inc.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

			From
			December 16, 2008
	For the three months ended		(inception) to
	March 31, 2012	March 31, 2011	March 31, 2012

Revenue	$—	$—	$71,563

Cost of goods sold	—	—	57,682

Gross Profit	—	—	13,881

General and administrative expenses	25,677	11,465	101,879

Operating income (loss)	(25,677)	(11,465)	(87,998)

Other income (expenses)	(1,756)	—	7,830

Net Income (loss)	$(27,433)	$(11,465)	$(80,168)

Net (loss) per common share – basic and diluted	$(0.00)	$(0.00)

Weighted average common shares outstanding - basic and diluted	134,020,618	2,000,000

See accompanying notes to the consolidated financial statements

F-10

AMAZONAS FLORESTAL, LTD.
formerly Ecologic Systems, Inc.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

			Cumulative from
			December 16, 2008
	For the three months ended		(inception) to
	March 31, 2012	March 31, 2011	March 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(27,433)	$(11,465)	$(80,168)
Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized gain (loss) on foreign currency	1,756	—	(7,830)
Changes in operating assets and operating liabilities:
(Increase) decrease in accounts receivable	30,974	—	(11,924)
Increase (decrease) in fees payable	—	7,700	—
Increase (decrease) in taxes payable	(7,714)	—	—
Increase (decrease) in due to shareholders	—	3,765	—
Net cash provided by (used in) operating activities	(2,417)	—	(99,922)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of stock for cash	—	—	100,000
Net cash provided by (used in) financing activities	—	—	100,000

NET INCREASE IN CASH	(2,417)	—	78

CASH BEGINNING OF PERIOD	2,495	21,455	—

CASH END OF PERIOD	$78	$21,455	$78

NON-CASH ACTIVITIES
Capitalization due to land value	$—	$—	$46,983,989
Note payable issued for purchase of inventory	$—	$—	$90,000
Conversion of debt into common stock	$60,000	$—	$60,000
Issuance of common stock	$132,021	$—	$134,021

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Interest paid	$—	$—	$—
Income taxes	$—	$—	$—

See accompanying notes to the consolidated financial statements

F-11

AMAZONAS FLORESTAL, LTD.

formerly Ecologic Systems, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2012

NOTE 1: CORPORATE HISTORY

Amazonas Florestal, Ltd, formerly Ecologic Systems, Inc. (the “Company”), was incorporated on December 18, 2008, under the name of Ecologic Rentals, Inc. Its corporate offices are located at 1327 Ocean Avenue, Suite B, Santa Monica, CA, 90401.  The Company was formed to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock, or other business combination with a domestic or foreign business.

On June 10, 2009, Ecologic Rentals, Inc. sold all of its capital stock, pursuant to a Stock Purchase Agreement, to Ecologic Transportation, Inc. (“EGCT”), the Company’s parent company, and henceforth operated as a wholly owned subsidiary of EGCT. In July, 2009, Ecologic Rentals, Inc. filed a Certificate of Amendment with the state of Nevada, to formally change its name to Ecologic Systems, Inc.

Development activities have included developing and managing the “greening” of gas stations along with retrofitting them with alternative energy options and solutions. In order to build this infrastructure, the Company intended to provide turnkey management, installation, and integration of equipment procurement, equipment installation, contracting, fuel, and regulatory tax incentive and grant subsidization proposals.

The Board of EGCT, and the Board and management of the Company planned to develop the Company into a profitable operation that would enhance the overall value of EGCT and transfer that value to the EGCT shareholders. The Board of EGCT continues to support the overall business thesis of the Company, but is faced with the reality that the lack of development in the alternative fuel retail market is not compatible with EGCT’s cash flow requirements. EGCT, as the parent of the Company, has been unable to raise sufficient working capital to fully exploit and grow the business of the Company. The Company further determined that, although the Company’s business plan was strong and there was a positive probability for success, there remained too many uncertainties that were out of the realm of the Company’s control.  The Board, therefore, decided to pursue selling the business to a better-capitalized company that had longer return on investments horizons.

On March 16, 2012 (the “Closing Date”), the Company and EGCT entered into a Share Exchange Agreement with Amazonas Florestal, Inc. a Florida corporation (the “Share Exchange”). The Company acquired one hundred percent (100%) of the issued and outstanding shares of common stock of Amazonas Florestal, Inc. (“AMZO”) in exchange for seventy million (70,000,000) authorized but un-issued shares of the Company’s common stock.

Prior to the Closing, the Company introduced AMZO management to the holder of its sixty thousand dollar ($60,000) convertible note in order to have non-affiliate parties associated with AMZO acquire all or a portion of the note.  The Company assisted in the facilitation of the acquisition of the note as part of its negotiations with AMZO regarding the Share Exchange.  The terms of the convertible note allow for the conversion into common stock at par value.  If the note were to be fully converted at par value the result would be an additional sixty million (60,000,000) shares to be issued and outstanding in the Company.  AMZO has agreed to request that all the Company convertible debt be converted within 30 days of the Closing and the note holders have agreed to do so.  The issuance of the common stock pursuant to the terms of the convertible note would affect the issued and outstanding shares of the Company and would trigger an anti-dilution provision as it pertains to the Company’s shares owned by EGCT.

F-12

For a period of one hundred and eighty (180) days after the Closing the EGCT Shares will be subject to an anti-dilution provision.  The anti-dilution provision will protect the three (3%) percent ownership of the Company’s issued and outstanding capital stock owned by EGCT.

As a result of the transactions effected by the Share Exchange, (i) AMZO became a wholly owned subsidiary of the Company and (ii) there is a change of control whereby the AMZO Shareholders now own a controlling 97% ownership interest in the Company Subsequent to the Closing the Company ceased to operate as a wholly owned subsidiary of the Company. In addition, the Company changed its name from Ecologic Systems, Inc. to Amazonas Florestal, Ltd. (“AFL”).

At March 31, 2012 the Company has commenced limited operations. All activity from December 16, 2008 (date of inception) through March 31, 2012 relates to the Company’s formation and ongoing development.

Please note that the information provided below, unless otherwise noted, and the terms “we”, “us”, “our”, and the “Company” relates to the combined enterprises of AFL after the Share Exchange.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in the Company’s capital stock.

NOTE 2: NATURE OF BUSINESS

Overview

The Company’s primary operations are currently headquartered at 1110 Brickell Avenue, Miami, Florida 33131, with operations in Amazonas Brazil at Rua Sao Salvador 120 Andar Vierialves, Business Center Manaus, Amazonas, Brazil.

Description of Business

Founded in 2010 as a diversified timber company, the Company is focused on sustainable practices in the management of its forestry holdings in the Brazilian state of Amazonas.  The management team and its shareholders, some of whom have owned large tracts of land in the Amazon Rain Forest for over fifty years, are committed to sustainable forest management and the bio-diversity of the Amazon Rain Forest. The Company intends to build a business strategy that will enable its development into a profitable enterprise, as well as preserve the balance between environmental integrity and consumer needs.

The Company currently owns 90,108 acres of virgin Rain Forest (141 square miles), known as Fazenda Jatuarana, located in Amazonas, Brazil. The Fazenda Jatuarana is unencumbered by any debt, and has an appraised value of over US$47,000,000 (Forty Seven million dollars), which has been audited under US GAAP accounting principles. The Company’s business strategy will include the harvesting and extraction of timber, both from the Fazenda Jatuarana and third-party land, and the production of quality wood products such as lumber, flooring and decking, all while maintaining Sustainable Forest Management (SFM) practices, further described below, which are congruous with the preservation of the bio-diverse Rain Forest land and its people. The Company will require capital of approximately $2 million over the next 12 months to expand its business into timber harvesting and production; however, as at the date of the current report, the Company has not completed any arrangements to fulfill this capital requirement.

The Company seeks to support the alleviation of local poverty, to promote sustainable development, bio-diversity conservation and restoration, and to address the new challenges of climate change.  The Company is therefore working closely with the local forest communities, and providing employment opportunities to the indigenous peoples.

F-13

NOTE 3: SUMMARY OF SIGNFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements.  These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Development Stage Company

The Company is a development stage company as defined by ASC 915-10-05, “Development Stage Entity”.  The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated, since inception, have been considered as part of the Company’s development stage activities.

Use of Estimates

In the preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America, management may make estimates and assumptions related to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities. Actual results may differ from those estimates.

Fiscal Year End

The Company has a fiscal year ending December 31.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments.

Earnings (Loss) per Share

Basic earnings (loss) per share are computed by dividing net income, or loss, by the weighted average number of shares of common stock outstanding for the period.  Diluted earnings (loss) per share is computed by dividing net income, or loss, by the weighted average number of shares of both common and preferred stock outstanding for the period.

Inventories

Inventories of logs, lumber, and supplies are stated at the lower of cost or market within the Company’s operating areas, primarily using the average cost method. Log costs include harvest and transportation cost as appropriate. Lumber costs include materials, labor, and production overhead. (For additional information, see Note 4 – Inventories.)

Timber and Timberlands

Timber and timberlands, which include timberland, fee timber, purchased stumpage inventory, and logging facilities, are stated at cost, less the cost of fee timber harvested and accumulated depreciation of logging facilities, and includes no estimated future reforestation cost. The cost of timber consists of fee timber acquired from government approved timber extraction projects. The cost of fee timber harvested is based on the volume of timber approved to be harvested. Logging facilities, which consist primarily of pathways constructed and other land improvements, are depreciated using the straight-line method over a ten-year estimated life. The Company estimates its fee timber inventory using statistical information and data obtained from physical measurements and other information gathering techniques from government engineers. Fee timber carrying costs, commercial thinning, engineering fees, and timberland management costs are capitalized.

F-14

Property, Plant, and Equipment

Property, plant, and equipment assets are stated at cost less accumulated depreciation. Depreciation of buildings, equipment, and other depreciable assets is primarily determined using the straight-line method. Expenditures that substantially improve and/or increase the life of facilities or equipment are capitalized. Maintenance and repair costs are expensed as incurred. Gains and losses on disposals or retirements are recognized in the period they occur.

Property, plant, and equipment assets are evaluated for possible impairment on a specific asset basis or in groups of similar assets, as applicable, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future net cash flows to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell, and depreciation ceases.

Revenue Recognition

The Company recognizes revenue when the following criteria are met: (1) persuasive evidence of an agreement exists, (2) delivery has occurred or services have been rendered, (3) the price to the buyer is fixed and determinable, and (4) collectability is reasonably assured. Delivery is not considered to have occurred until the customer takes title and assumes the risks and rewards of ownership. Revenue from the sale of lumber and wood by-products is recorded at the time of shipment due to terms of such sale being designated free on board (“f.o.b.”) shipping point. Revenue from the sale of timber-cutting rights to third parties is recorded when legal title passes to the purchaser, which is generally upon delivery of a legally executed timber deed and receipt of payment for the timber.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

F-15

Property Taxes

Property taxes applicable to the Company’s assets are estimated and accrued in the period of assessment. The company is liable for the payment of rural land tax in Brazil, known as ITR (Imposto Teritorial Rural) that is based on approximately 2% of the historical value of the property. Fazenda Jaturana was registered in the Registro de Imoveis (Property/Land Registry) section of the Receita Federal (Brazilian IRS) for a value of BRL $6,500,000 equivalent to almost $ 4 Million. As of March 31, 2012 and December 31, 2011, there were no property taxes accrued.

Purchased Stumpage Inventory

Purchased stumpage inventory consists of timber-cutting rights and ownership of the actual trees purchased from third parties specifically for use in the Company’s projected production and milling operations. Depending on the timing of acquisition and age of this acquired stumpage inventory, the net change in this inventory can either be a source or use of cash in the Company’s statements of cash flows.

Shipping and Handling Costs

Shipping and handling costs, such as freight to the customers’ destinations, are included in cost of sales in the Company’s statements of operations. These costs, when included in the amount invoiced to customers, are also recognized in net sales.

Off-Balance Sheet Arrangements

The Company evaluates its transactions to determine if any variable interest entities exist. If it is determined that the Company is the primary beneficiary of a variable interest entity, that entity will be consolidated into the Company’s financial statements.

Recently Adopted Accounting Standards

The Company evaluates the pronouncements of various authoritative accounting organizations, primarily the Financial Accounting Standards Board (“FASB”), the US Securities and Exchange Commission (“SEC”), and the Emerging Issues Task Force (“EITF”), to determine the impact of new pronouncements on US GAAP and the impact on the Company. The Company has adopted the following new accounting standards during the current year:

Trouble Debt Restructuring: Issued in April, 2011, ASU 2011-02 clarifies which loan modifications constitute troubled debt restructurings. It is intended to assist creditors in determining whether a modification of the terms of a receivable meets the criteria to be considered a troubled debt restructuring, both for purposes of recording an impairment loss and for disclosure of troubled debt restructurings. The new guidance is effective for interim and annual periods beginning on or after June 15, 2011, and applies retrospectively to restructurings occurring on or after the beginning of the fiscal year of adoption. Early adoption is permitted.

Comprehensive Income: Issued in June, 2011, ASU 2011-05 eliminates the current option to present other comprehensive income and its components in the statement of changes in equity. It will require companies to report the total of comprehensive income including the components of net income and the components of other comprehensive income in either a single continuous statement of comprehensive income or in two separate but consecutive statements. The amendments in the ASU are effective for interim and annual periods beginning on or after December 15, 2011, and should be applied retrospectively. Early adoption is permitted.

F-16

Intangibles: Issued in September, 2011, ASU 2011-08 permits entities to first perform a qualitative assessment to determine whether it is more likely than not (a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying amount. If the entity determines that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, it would then perform the first step of the goodwill impairment test; otherwise, no further impairment test would be required. The amendments will be effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted.

Disclosures about Offsetting Assets and Liabilities: Issued in December, 2011, ASU 2011-11 requires disclosures to provide information to help reconcile differences in the offsetting requirements under U.S. GAAP and IFRS. The differences in the offsetting requirements account for a significant difference in the amounts presented in statements of financial position prepared in accordance with U.S. GAAP and IFRS for certain entities. An entity is required to apply the amendments for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

Recently Issued Accounting Standards Updates

There were other various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries. None of the updates are expected to a have a material impact on the Company's consolidated financial position, results of operations or cash flows.

Going Concern

We have incurred losses since inception and our ability to continue as a going concern depends upon our ability to develop profitable operations and to continue to raise adequate financing. We are actively targeting sources of additional financing to provide continuation of our operations. In order for us to meet our liabilities as they come due and to continue our operations, we are solely dependent upon our ability to generate such financing.

There can be no assurance that the Company will be able to continue to raise funds, in which case we may be unable to meet our obligations and we may cease operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

NOTE 4: INVENTORIES

Inventories consist of the following:

	March 31, 2012	December 31, 2011

Semi-hard wood	$36,900	$—
Hardwood	53,100	—
	$90,000	$—

Lumber inventory amounts at March 31, 2012 and December 31, 2011 are stated at lower of cost or net realizable value.

F-17

NOTE 5: PROPERTY, PLANT AND EQUIPMENT

Property, plant, and equipment consists of the following:

	Range of Useful Lives	March 31, 2012	December 31, 2011

Land	N/A	$46,983,989	$—
		$46,983,989	$—

Fazenda Jatuarana is a rural forest property of 36,481.629 hectares located in the municipality of Apui, 260 nautical miles south-south east of the city of Manaus, capital of the state of Amazonas in Brazil. Title was rendered by all of the pertinent authorities to the previous owners in compliance with law no 1826 of the Brazilian Civil Code and published in the Diario Oficial, as required by such law on the 30th of December 1987, under article number 26,391 on that date. The property is located at the geographical coordinates from point F-8A, at Latitude 07.31’04, 18468 South and Longitude 60,32’12,36491” WGr, with flat coordinates UTM 771.837,95 East and 9.168,238,55 North. The property is inscribed registered in the State Land Office under Protocol 409028, with Registry number 399638 Lv8, effective through seal number AG030633 and digital verifier 7E3-6084-2080-DCO7, in the name of Amazonas Florestal LLC

NOTE 6: CONCENTRATION OF CREDIT RISKS

Financial instruments, which potentially subject the Company to credit risk, are trade accounts receivable. Concentration of credit with respect to these trade accounts receivable is limited due to the Company’s customer base as one. At March 31, 2012 and December 31, 2011, the accounts receivable of $11,924 and $0, respectively, was due from a single customer. The Company intends to perform ongoing credit evaluations of its new customers going forward and generally will not require collateral to support accounts receivable.

NOTE 7: FOREST MANAGEMENT PLANS PAYABLE

In 2011, AMZO incurred indebtedness in the amount of BRL $150,000. (US $90,000) for the purchase of two Sustainable Forest Management Plans - Lago Preto Dos Ramos I and Lago Preto Dos Ramos II – from landowners Jander Lucio de Souza Cruz and Franco dos Santos Yamane, respectively. AMZO recognized a currency exchange gain (loss) of ($1,786) and $9,586 to adjust the value of the indebtedness to the US dollar value at March 31, 2012 and December 31, 2011, respectively. The indebtedness bears no interest, and is payable upon commencement of timber extraction from each respective parcel of land.

NOTE 8: NOTES PAYABLE

Notes Payable consisted of a Promissory Note in the amount of $60,000 payable to third-parties, which are interest free, due upon demand, and contain provisions to convert the debt into common stock of the Company at par ($0.001) value per share.

On March 26, 2012, by Notice to Convert, the note holders requested that the Notes be converted into common stock of the Company. As a result, the Company issued 60,000,000 shares of common stock at $0.001 per share to the note holders and their assignees.

NOTE 9: DUE TO STOCKHOLDERS

From time to time, certain shareholders have paid, on behalf of the Company, expenses related to operations. As of March 31, 2012, there were no outstanding monies due to stockholders.

F-18

NOTE 10: STOCKHOLDERS’ EQUITY

As at March 31, 2012, no shares of preferred stock are issued and outstanding.

Effective January 31, 2012, and as of March 31, 2012, the total authorized number of shares of common stock has been increased to 500,000,000 shares.

On June 9, 2009 2,000,000 shares of common stock were issued to one stockholder at $0.001 per share, for cash in the amount of $2,000.

In March, 2012, the Company issued 2,020,618 shares of its common stock at $0.001 to the EGCT shareholders, pursuant to the Share Exchange Agreement dated March 16, 2012. As a result, paid in capital has been reduced by $2,020.

In March, 2012, the Company issued 70,000,000 shares of its common stock to the AMZO shareholders, pursuant to the Share Exchange Agreement dated March 16, 2012. As a result, paid in capital has been reduced by $70.000.

By Notice of Conversion dated March 26, 2012, the Company issued 60,000,000 shares of common stock at $0.001 per share related to the $60,000 Note Payable (see Note 7).

As at March 31, 2012 the Company has 134,020,618 common shares issued and outstanding.

NOTE 11: INCOME TAXES

Deferred tax assets consist of:

	March 31, 2012	December 31, 2011
Net operating loss carry forward	$80,168	$60,000
Start-up costs capitalized for tax purposes	—	—
Gross deferred tax assets	$80,168	60,000
Valuation allowance	(80,168)	(60,000)
Net deferred tax assets	$—	$—

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and net operating loss carry forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a full valuation allowance.

NOTE 12: SUBSEQUENT EVENTS

In 2009, the FASB ASC Topic 865 (formerly FASB 165, Subsequent Events) , which defines the period after the balance sheet date that subsequent events should be evaluated and provides guidance in determining if the event should be reflected in the current financial statements. This ASC Topic also requires disclosure regarding the date through which subsequent events have been evaluated.

F-19

The Company has evaluated subsequent events through the time the March 31, 2012 financial statements were available for issuance. No events have occurred subsequent to March 31, 2012 that require disclosure or recognition in these financial statements with the exception of the following:

On April 19, 2012, the Company affected a forward split of its existing and outstanding shares of common stock on the basis of 3 shares for each share held. As a result, an additional 268,041,236 shares of common stock were issued, resulting in a total of 402,061,854 shares of common stock issued and outstanding.

***

F-20

UNDAUDITED FINANCIAL STATEMENTS

FOR ECOLOGIC SYSTEMS, INC.

FOR THE YEARS ENDED DECEMBER 31, 2011, 2010 AND 2009

ECOLOGIC SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
(Unaudited)

	December 31,	December 31,	December 31,
	2011	2010	2009
ASSETS
Current Assets
Cash & Cash Equivalents	$—	$21,455	$—
Total Current Assets	—	21,455	—
TOTAL ASSETS	$—	$21,455	$—

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities
Accounts Payable	$—	$484	$2,681
Intercompany advances	—	—	16,113
Notes & Loans Payable	60,000	60,000	—
Total Current Liabilities	60,000	60,484	18,794
TOTAL LIABILITIES	60,000	60,484	18,794

STOCKHOLDERS' (DEFICIT)
Preferred Stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding as of December 31, 2011, 2010 and 2009, respectively	—	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized , 2,000,000 shares issued and outstanding as of December 31, 2011, 2010 and 2009, respectively	2,000	2,000	2,000
Paid In Capital	(2,000)	(2,000)	(2,000)
Accumulated Deficit	(38,544)	(18,794)	—
Net income (loss)	(21,455)	(19,751)	(18,794)
Total Stockholders' (Deficit)	(60,000)	(38,545)	(18,794)
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$—	$21,455	$—

See accompanying Notes to Financial Statements

F-21

ECOLOGIC SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(Unaudited)

				Cumulative
				From 12/16/2008
	For the 12 months ended			(Inception) to
	12/31/2011	12/31/2010	12/31/2009	12/31/2011

General and administrative expenses	$21,455	$19,751	$18,794	$60,000

Operating (loss)	(21,455)	(19,751)	(18,794)	(60,000)

Provision for income taxes	—	—	—	—

Net (loss)	$(21,455)	$(19,751)	$(18,794)	$(60,000)

Net (loss) per common share - basic and diluted	$(0.01)	$(0.01)	$(0.01)	$(0.03)

Weighted average common shares outstanding - basic and diluted	2,000,000	2,000,000	2,000,000	2,000,000

See accompanying Notes to Financial Statements

F-22

ECOLOGIC SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

				Cumulative
				From 12/16/2008
	For the 12 months ended			(Inception) to
	12/31/2011	12/31/2010	12/31/2009	12/31/2011
Cash Flow from operations:
Net loss	$(21,455)	$(19,751)	$(18,794)	$(60,000)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Changes in operating assets and liabilities:
Increase (decrease) in intercompany advances	21,455	(40,249)	18,794	—
Net cash (used in) operating activities	—	(60,000)	—	(60,000)

Cash Flow from financing activities:
Proceeds from related party loans	—	60,000		60,000
Issuance of Common Stock	—	—	2,000	2,000
(Increase) in Paid in Capital	—	—	(2,000)	(2,000)
Net cash provided by financing activities	—	60,000	—	60,000

Increase in cash	—	—	—	—

Cash - beginning of period	—	—	—	—

Cash - end of period	$—	$—	$—	$—

NONCASH ACTIVITIES	$—	$—	$—	$—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Interest paid	$—	$—	$—	$—

Income taxes paid	$—	$—	$—	$—

See accompanying Notes to Financial Statements

F-23

ECOLOGIC SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' (DEFICIT)
PERIOD FROM DECEMBER 16, 2008 (INCEPTION) TO DECEMBER 31, 2011

				(DEFICIT)
				ACCUMULATED
				DURING THE
	COMMON STOCK		PAID IN	EXPLORATION
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL

Balance, December 16, 2008 (date of inception)	—	—		—	—

Issuance of common stock, December, 2008	2,000,000	$2,000	$(2,000)	—	$—

Balance, December 31, 2008	2,000,000	2,000	(2,000)	—	—

Net loss				(18,794)	(18,794)

Balance, December 31, 2009	2,000,000	2,000	(2,000)	(18,794)	(18,794)

Net loss				(19,751)	(19,751)

Balance, December 31, 2010	2,000,000	2,000	(2,000)	(38,545)	(38,545)

Net loss				(21,455)	(21,455)

Balance, December 31, 2011	2,000,000	$2,000	$(2,000)	$(60,000)	$(60,000)

See accompanying Notes to Financial Statements

F-24

ECOLOGIC SYSTEMS, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2009. December 31, 2010 and

December 31, 2011

NOTE 1. OVERVIEW

Ecologic Systems, Inc. (“ECOSYS”) was incorporated on December 18, 2008, under the name of Ecologic Rentals, Inc. Its corporate offices are located at 1327 Ocean Avenue, Suite B, Santa Monica, CA, 90401.  ECOSYS was formed to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock, or other business combination with a domestic or foreign business. In July, 2009, ECOSYS filed a Certificate of Amendment with the state of Nevada, to formally change its name from Ecologic Rentals, Inc. to Ecologic Systems, Inc..

On June 10, 2009, ECOSYS sold all of its capital stock to Ecologic Transportation, Inc. (“EGCT”), pursuant to a Stock Purchase Agreement, and henceforth operated as a wholly owned subsidiary of EGCT.

At December 31, 2011 ECOSYS has commenced limited operations.  All activity from December 16, 2008 (date of inception) through December 31, 2011 relates to ECOSYS’s formation and its ongoing development.

ECOSYS is focused on developing a network of alternative fuel contracts with strategically located retail locations. ECOSYS is desirous of securing fuel contracts for Electrical and Natural Gas (including Compressed Natural Gas (CNG), Hydrogen Compressed Natural Gas (HCNG), Electrical Charging Stations (Electricity), Solar Energy, Bio-Diesel, Ethanol (E-10, E-15 & E85) alternatives.

A business plan has been created that centered on acquiring alternative fuel contracts with strategically located retail gas stations, parking structures, corporate offices, employee parking structures, government and municipality fleets and other locations with car traffic, both mobile and stationary, with alternative fuel and energy improvements. The general thesis is that by acquiring a network of retail fuel contracts represented by a geographic footprint with the scale of the state of California we would be able to attract the large investment needed for the scale of such a network and at the same time attract large strategic partners to effectuate our business plan.

ECOSYS completed the development of its interactive mapping of a network of fueling stations, and is currently in the process of finalizing the Mobile Application to be used by consumers for GPS identification and location of existing Alternative Fueling stations within the AFL Network. The mapping system is ever changing and developing with ECOSYS and can be manipulated to integrate new stores and services which are to be ever changing. The map will be used to identify the specific target stations and its owner in order to make presentations to secure alternative fuel contracts.

ECOSYS continues its integration of Alternative Fuel research for the state of California into ECOSYS’s existing business plan. The introduction of new state and federal laws regarding Alternative Fuels development and Alternative Fuels infrastructure and how they related to the implementation of ECOSYS’s Network, is primary in researching efforts.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in Ecologic Systems, Inc. capital stock.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding ECOSYS’s financial statements.  These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

F-25

Development Stage Company

ECOSYS is a development stage company as defined by ASC 915-10-05, “Development Stage Entity”.  ECOSYS is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated, since inception, have been considered as part of ECOSYS’s development stage activities.

Use of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Fiscal Year End

ECOSYS has a fiscal year ending on December 31.

Cash Equivalents

ECOSYS considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments.

Income Taxes

ECOSYS uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

Earnings (Loss) per Share

Basic earnings (loss) per share are computed by dividing net income, or loss, by the weighted average number of shares of common stock outstanding for the period.  Diluted earnings (loss) per share is computed by dividing net income, or loss, by the weighted average number of shares of both common and preferred stock outstanding for the period.

New Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

F-26

NOTE 3. NOTES PAYABLE

As at December 31, 2011, Notes Payable consisted of a Promissory Note in the amount of $60,000 payable to a third party, which is interest free, due upon demand, and contains a provision to convert the debt into common stock of ECOSYS at par $.001 value per share.

NOTE 4. STOCKHOLDER’S EQUITY

As at December 31, 2011, no shares of preferred stock are issued and outstanding.

As at December 31, 2011, the total number of authorized shares of common stock that may be issued by ECOSYS is 100,000,000 with a par value of $0.001 per share. The authorized number of shares of common stock has been increased to 500,000,000 shares pursuant to a filing with the State of Nevada effective January 31, 2012 and is discussed in NOTE 6 "Subsequent Events".

On June 9, 2009 2,000,000 shares of common stock were issued to one stockholder at $.001 per share, for a total amount of $2,000.

As at December 31, 2011 ECOSYS has 2,000,000 common shares issued and outstanding.

NOTE 5. INCOME TAX

At December 31, 2011, deferred tax assets consist of:

Net operating loss carry forward	$60,000
Start-up costs capitalized for tax purposes	—
Gross deferred tax assets	$60,000
Valuation allowance	(60,000)
Net deferred tax assets	$—

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and net operating loss carry forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, ECOSYS recorded a full valuation allowance.

NOTE 6. SUBSEQUENT EVENTS

In 2009, the FASB ASC Topic 865 (formerly FASB 165, Subsequent Events) , which defines the period after the balance sheet date that subsequent events should be evaluated and provides guidance in determining if the event should be reflected in the current financial statements. This ASC Topic also requires disclosure regarding the date through which subsequent events have been evaluated.

ECOSYS has evaluated subsequent events through the time the December 31, 2011 financial statements were available for issuance. No events have occurred subsequent to December 31, 2011 that require disclosure or recognition in these financial statements; with the exception of the following:

On March 16, 2012 (the “Closing Date”), ECOSYS and Ecologic Transportation, Inc. (“EGCT”), its parent company, entered into a Share Exchange Agreement with Amazonas Florestal, Inc. (“AMZO”) a Florida corporation (the “Share Exchange”). ECOSYS acquired one hundred percent (100%) of the issued and outstanding shares of common stock of AMZO in exchange for seventy million (70,000,000) authorized but un-issued shares of ECOSYS’s common stock.

AS a result of the Share Exchange, among other things, AMZO became a wholly owned subsidiary of ECOSYS, the Company owns three percent (3%) of ECOSYS’s outstanding capital stock (the “EGCT shares”), and the former AMZO shareholders (“AMZO Shareholders”) own ninety-seven percent (97%) of ECOSYS’s outstanding capital stock.

F-27

AUDITED FINANCIAL STATEMENTS

FOR AMAZONAS FLORESTAL, INC.

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Independent Auditor’s Report

To the Shareholders

AMAZONAS FLORESTAL, INC.

Miami, FL 33131

We have audited the accompanying balance sheets of Amazonas Florestal, Inc. as of December 31, 2010 and 2011, and the related statements of operations, changes in shareholders’ equity, and cash flows for the periods then ended. These financial statements are the responsibility of Amazonas Florestal, Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. AMZO is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of AMZO’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amazonas Florestal, Inc. as of December 31, 2010 and 2011, and the results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States.

Labrozzi & Co., P.A.

Miami, Florida

February 16, 2012

F-28

AMAZONAS FLORESTAL, INC.
BALANCE SHEETS
DECEMBER 31, 2011 AND 2010

	December 31,	December 31,
	2011	2010
ASSETS
Current Assets
Cash	$2,495	$—
Accounts receivable	42,898	—
Total Current Assets	45,393	—

Non-Current Assets
Inventory/Timber projects - Lago Preto Dos Ramos I and II	90,000	90,000
Land	46,983,989	46,983,989
Total Non-Current Assets	47,073,989	47,073,989
TOTAL ASSETS	$47,119,382	$47,073,989

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Fees Payable	$—	$7,700
Due to Shareholder	—	9,928
Taxes Payable	7,714	—
Forest Management Rights Payable	80,414	90,000
Total Liabilities	88,128	107,628

Stockholders' Equity
Common stock; 20,000,000 authorized, no par value; zero and 20,000,000 issued and outstanding as of December 31, 2010 and 2011	100,000	—
Additional Paid In Capital	46,983,989	46,983,989
Retained Earnings	(52,735)	(17,628)
Total Stockholder’s Equity	47,031,254	46,966,361
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$47,119,382	$47,073,989

See Notes to the Financial Statements

F-29

AMAZONAS FLORESTAL INC.
STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	December 31,	December 31,
	2011	2010

Revenue	$71,563	$—

Cost of goods sold	57,682	—

Gross profit	13,881	—

Expenses
General and administrative	58,574	17,628

Total Expenses	58,574	17,628

Net loss before other income	(44,693)	(17,628)

Other Income
Gain on purchase of projects	—	0
Translation gain	9,586	—

Total Other Income	9,586	—

Net loss before provision for income taxes	(35,107)	(17,628)

Provision for income taxes	—	—

Net loss after provision for income taxes	(35,107)	(17,628)

Net loss	$(35,107)	$(17,628)

Earnings per share	$(0.00)	$—

Weighted shares outstanding	20,000,000	—

See Notes to the Financial Statements

F-30

AMAZONAS FLORESTAL, INC.
STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	December 31,	December 31,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(35,107)	$(17,628)
Common stock issued for services	0	—
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Changes in operating assets and operating liabilities
Accounts receivable	(42,898)	—
Due to Lucio de Souza Cruz and Franco dos Santos Yamane	(9,586)	90,000
Taxes payable	7,714	—
Fees payable	(7,700)	7,700
Due to shareholder	(9,928)	9,928

Net cash provided by (used in) operating activities	(97,505)	90,000

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of timber projects	—	(90,000)

Net cash used in investing activities	—	(90,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of common stock	100,000	—

Net cash provided by financing activities	100,000	—

NET INCREASE IN CASH	2,495	—

CASH BEGINNING OF PERIOD	—	—

CASH END OF PERIOD	$2,495	$—

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

Interest paid	$—	$—
Income taxes	$—	$—

See Notes to the Financial Statements

F-31

AMAZONAS FLORESTAL, INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

			Additional		Total
	Common Stock		Paid-in	Retained	Shareholders'
	Shares	Amount	Capital	Earnings	Equity

Balance July 9, 2010 (date of inception)	—	$—	$—	$—	$—

Acquisition of land	—	—	46,983,989	—	46,983,989

Net income	—	—	—	(17,628)	(17,628)

Balance December 31, 2010	—	—	46,983,989	(17,628)	46,966,361

Common stock sold/distributed	19,800,000	95,000	—	—	95,000

Common stock issued for services	200,000	5,000	—	—	5,000

Net loss	—	—	—	(35,107)	(35,107)

Balance December 31, 2011	20,000,000	$100,000	$46,983,989	$(52,735)	$47,031,254

See Notes to the Financial Statements

F-32

AMAZONAS FLORESTAL, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2011

Note 1 – Significant Accounting Policies

Description of Business — AMAZONAS FLORESTAL, INC. (“Amazonas” or the “Company”) was organized in the State of Florida on July 9, 2010. The Company is a natural resources company engaged primarily in the harvesting of timber and the manufacture and marketing of lumber. Amazonas owns approximately 36,481.629 hectares of timberland, primarily in the Amazonian rain forest near the city of Manaus. The Company contracts sawmill/milling services from a company located in the city of Itacoatiara, Brazil.

In addition to its timber extraction and production operations, the Company is engaged in studies and projects to develop and sell carbon credits and forest preservation benefits on its property denominated Fazenda Jatuarana. These studies represent the groundwork for verification of the actual amounts of carbon and other greenhouse gases that are stored on the Company’s land and are expected to place the company in line for direct UN REDD benefits as proposed by the United Nations Framework Convention on Climate Change ( UNFCCC) and at COP 16 in Cancun, Mexico. On December 15, 2010, UN REDD stated that the program will enter Brazil during 2012 through 2013 proposing up to USD$120 Billion in benefits through the year 2020, Through private sectors’ natural rainforest preservation incentives, in conjunction with direct sales of Verified Emission Reductions ( VER’s), these projects offer considerable amounts of Certified Emission Reductions ( CER’s), as certified through the UNFCCC, for sale as credits through the Swiss and Frankfort (German) stock exchanges.

The Company purchased Fazenda Jatuarana in exchange for 49% of its membership interests from Amazonas Industria, Comercio e Exportacao de Produtos de Madeira, Ltda, a Brazilian company. On December 14th, 2010, the Company commenced development of carbon studies in the region, located 389_kilometers from the city of Manaus, Brazil. This property has been appraised by EB da Amazonia, a certified appraisal company that specializes in the valuation of rural forest properties in Northern Brazil. The land was valued at BRL $ 77 Million which, at the time of the appraisal, was based on the concurrent exchange rate, equivalent to approximately USD$ 44 Million. The appraisal methods used were in line with acceptable GAAP principles to determine actual fair market value of the land and the net back to stumpage methods widely acceptable to calculate the net value of a forest resource.

Two Sustainable Forest Management Projects- Lago Preto Dos Ramos I and Lago Preto Dos Ramos –II, were purchased from Jander Lucio de Souza Cruz and Franco dos Santos Yamane respectively for a total of BRL $150,000. Lago Preto I has 979.12 hectares with an approved license for the extraction of 10,086.548 cubic meters of various species of semi-hard and hardwoods of commercial demand, both in the region and worldwide. Through the Operation License number 371/10, as authorized by IPAAM (Instituto de Protecao Ambiental de Amazonas). Lago Preto II has 1,351.79 hectares, and contains 4,701.947 cubic meters of timber authorized for extraction through the IPAAM license number 538/10.

Ing. Ricardo Ludke, the Forest Engineer responsible for all of the technical and management aspects of the projects, was retained by the Company. Mr. Ludke’s responsibility, working closely with IPAAM- Instituto de Proteccao Ambiental da Amazonas, the State of Amazonas, (the government agency that regulates and controls all such sustainable projects in the state),together with IBAMA,(the Brazilian EPA, in the approval and enforcement of all laws that govern such projects in Brazil), is to ensure that all of the felling and extraction is done in compliance with the low impact logging criteria that is described and as specified on the project literature as conditional for its approval by IPAAM. Ing. Ludke has a thorough background in the management of such projects having worked with several dozen such projects in the past with IBAMA in congruence with such platforms at a government level

The process for timber extraction as shown on the projects and studies include provisions for environmental impact in minimizing erosion through only the selective harvest of mature trees with a sufficient diametric class as cataloged in the inventory. A complete inventory of trees was performed, and aluminum tags were placed at chest height to identify trees that are destined and approved for extraction. Each tree number approved is specified on the operational license extended by IPAAM and attached to an ACOF (Authorization for Forestry Harvest) and only these trees can be felled and extracted in order to avoid government fines. The natural regeneration of the surrounding forest is guaranteed through this process as is the integrity of the biodiversity found within the same. Also certain areas within the project are set aside for perpetual conservation as required by law hence the title of “Sustainable Forest Management Projects”. IPAAM and IBAMA inspectors pay special attention to assure that only those trees that are approved for extraction are actually extracted and the other conservational guidelines that call for directional felling and low impact techniques are followed.

F-33

The company has options to purchase another 303,000 hectares from the same provider that sold the above described Fazenda Jatuarana and another 203,000 hectares from yet another source. The company intends to acquire its capital requirements through a business combination or joint venture in order to fund the costs of extraction and production of its present resources as well as the costs entailed in the Green Projects described above for readying the Fazenda Jatuarana for future UN REDD benefits while continuing to pursue the acquisition of additional properties for similar development..

Going Concern —The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business.  As reflected in the accompanying financial statements, the Company had no revenues for fiscal year 2010 and net losses for both 2010 and 2011.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The accompanying financial statements do not include any adjustments that might arise as a result of this uncertainty.

Business Environment — The Company is primarily a wood products producer operating in a commodity-based business environment with a major diversification in real estate holdings. This environment is affected by a number of factors including general economic conditions, government regulation, interest rates, credit availability, exports, foreign exchange rates, industry capacity and production levels, the availability of contractors for logging, hauling, and shipping, the availability of raw materials, costs of fuel, and weather conditions.

Use of Estimates — In the preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America, management has made a number of estimates and assumptions related to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities. Actual results may differ from those estimates

.

Inventories — Inventories of logs, lumber, and supplies are stated at the lower of cost or market within Amazonas’s operating areas, primarily using the average cost method. Log costs include harvest and transportation cost as appropriate. Lumber costs include materials, labor, and production overhead. (For additional information, see Note 2 – Inventories.)

 Timber and Timberlands — Timber and timberlands, which include timberland, fee timber, purchased stumpage inventory, and logging facilities, are stated at cost, less the cost of fee timber harvested and accumulated depreciation of logging facilities, and includes no estimated future reforestation cost. The cost of timber consists of fee timber acquired from government approved timber extraction projects. The cost of fee timber harvested is based on the volume of timber approved to be harvested. Logging facilities, which consist primarily of pathways constructed and other land improvements, are depreciated using the straight-line method over a ten-year estimated life. The Company estimates its fee timber inventory using statistical information and data obtained from physical measurements and other information gathering techniques from government engineers. Fee timber carrying costs, commercial thinning, engineering fees, and timberland management costs are capitalized.

Property, Plant, and Equipment — Property, plant, and equipment assets are stated at cost less accumulated depreciation. Depreciation of buildings, equipment, and other depreciable assets is primarily determined using the straight-line method. Expenditures that substantially improve and/or increase the useful life of facilities or equipment are capitalized. Maintenance and repair costs are expensed as incurred. Gains and losses on disposals or retirements are recognized in the period they occur.

Property, plant, and equipment assets are evaluated for possible impairment on a specific asset basis or in groups of similar assets, as applicable, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future net cash flows to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell, and depreciation ceases.

Revenue Recognition — The Company recognizes revenue when the following criteria are met: (1) persuasive evidence of an agreement exists, (2) delivery has occurred or services have been rendered, (3) the price to the buyer is fixed and determinable, and (4) collectability is reasonably assured. Delivery is not considered to have occurred until the customer takes title and assumes the risks and rewards of ownership. Revenue from the sale of lumber and wood by-products is recorded at the time of shipment due to terms of such sale being designated free on board (“f.o.b.”) shipping point. Revenue from the sale of timber-cutting rights to third parties is recorded when legal title passes to the purchaser, which is generally upon delivery of a legally executed timber deed and receipt of payment for the timber.

F-34

Income Taxes — The Company uses the asset and liability method of accounting for income taxes. Under this method, the provision for income taxes includes amounts currently payable and amounts deferred as tax assets and liabilities, based on differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities, and is measured using the enacted tax rates that are expected to be in effect when the differences reverse. Deferred tax assets are reduced by a valuation allowance which is established when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax law is recognized in income in the period that includes the enactment date. The Company continuously reviews state and federal tax returns for uncertain tax provisions. Tax benefits are recorded if it is more-likely-than-not that the positions will be sustained upon examination by the taxing authorities and liabilities are recorded if it is deemed less likely that the position taken would prevail. These liabilities are adjusted in the period in which it is determined that the issue is settled with the relevant taxing authority, the expiration of statute of limitation for a tax year in question, a change in tax laws, or other facts become known.

Property Taxes — Property taxes applicable to the Company’s assets are estimated and accrued in the period of assessment. At December 31, 2011, the Company had not accrued property tax expense. In 2011, the company will be liable for the payment of rural land tax in Brazil, known as ITR (Imposto Teritorial Rural) that is based on approximately 2% of the historical value of the property. Fazenda Jaturana was registered in the Registro de Imoveis (Property/Land Registry) section of the Receita Federal (Brazilian IRS) for a value of BRL $6,500,000 equivalent to almost $ 4 Million. Commencing in 2011, the property taxes will be based on this value.

Net Change in Purchased Stumpage Inventory — Purchased stumpage inventory consists of timber-cutting rights and ownership of the actual trees purchased from third parties specifically for use in the Company’s projected production and milling operations. Depending on the timing of acquisition and usage of this acquired stumpage inventory, the net change in this inventory can either be a source or use of cash in the Company’s statements of cash flows.

Shipping and Handling Costs — Shipping and handling costs, such as freight to our customers’ destinations, are included in cost of sales in the Company’s statements of operations. These costs, when included in the amount invoiced to customers, are also recognized in net sales.

Off-Balance Sheet Arrangements — The Company evaluates its transactions to determine if any variable interest entities exist. If it is determined that the Company is the primary beneficiary of a variable interest entity, that entity is consolidated into Amazonas’s financial statements.

Effect of recently issued Authoritative Accounting Guidance — Financial Accounting Standards Update No. 2010-06, “Improving Disclosures about Fair Value Measurements” was effective January 1, 2010, for the Company and requires the disclosure of detailed information about valuation techniques, inputs used in determining fair value, and transfers into and out of Level 1 and Level 2 of the fair value hierarchy. It also clarifies the existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value and amends guidance on employers’ disclosures about postretirement benefit plan assets to require disclosures be provided by asset class instead of major categories of assets. The guidance pertains only to disclosures related to fair value measurements.

Subsequent events — The Company has evaluated subsequent events through the date the financial statements were issued.

Note 2 – Inventories

Inventories at December 31, 2011 consisted of the following:

2011
Semi-hard wood	$36,900
Hardwood	53,100
$90,000

Lumber inventory amounts at December 31, 2011 stated at lower of cost or net realizable value.

Note 3 – Property, Plant, and Equipment

Property, plant, and equipment at December 31 consisted of the following:

	Range of Useful Lives	2011
Land	N/A	$46,983,989

		$46,983,989

F-35

Fazenda Jatuarana is a rural forest property of 36,481.629 hectares located in the municipality of Apui, 260 nautical miles south-south east of the city of Manaus, capital of the state of Amazonas in Brazil.  Title was rendered by all of the pertinent authorities to the previous owners in compliance with law no 1826 of the Brazilian Civil Code and published in the Diario Oficial, as required by such law on the 30th of December 1987, under article number 26,391 on that date.  The property is located at the geographical coordinates from point F-8A, at Latitude 07.31’04, 18468 South and Longitude 60,32’12,36491” WGr, with flat coordinates UTM 771.837,95 East and 9.168,238,55 North. The property is inscribed registered in the State Land Office under Protocol 409028, with Registry number 399638 Lv8, effective through seal number AG030633 and digital verifier 7E3-6084-2080-DCO7, in the name of AMAZONAS FORESTAL LLC.

Note 4 – Concentration of Credit Risks

Financial instruments, which potentially subject the Company to credit risk, are trade accounts receivable. Concentration of credit with respect to these trade accounts receivable is limited due to the Company’s customer base as one. At December 31, 2011, the $42,898 accounts receivable was due from a single customer. The Company intends to perform ongoing credit evaluations of its new customers going forward and generally will not require collateral to support accounts receivable.

Note 5 – Jander Lucio de Souza Cruz and Franco dos Santos Yamane

Two Sustainable Forest Management Projects- Lago Preto Dos Ramos I and Lago Preto Dos Ramos –II, were purchased from Jander Lucio de Souza Cruz and Franco dos Santos Yamane respectively for a total of BRL $150,000. Lago Preto I has 979.12 hectares with an approved license for the extraction of 10,086.548 cubic meters of various species of semi-hard and hardwoods of commercial demand, both in the region and worldwide. Through the Operation License number 371/10, as authorized by IPAAM ( Instituto de Protecao Ambiental de Amazonas). Lago Preto II has 1,351.79 hectares, and contains 4,701.947 cubic meters of timber authorized for extraction through the IPAAM license number 538/10. The terms of the agreement bears no interest and is payable when timber extraction has commenced.

Note 6 – Due to Shareholder

From time to time, certain shareholders have paid, on behalf of the Company, expenses related to operations.

Note 7 – Shareholders’ Equity

On February 16, 2011, the Company filed documents with the State of Florida Department of Corporations to convert its limited liability company status to a C corporation. Upon conversion, the Articles of Organization were replaced with the Articles of Incorporation authorizing 20,000,000 shares of common stock, par value $0.001.

F-36

Exhibits.

Exhibit Number	Exhibit Description
(2)	Plan of Purchase, Sale, Reorganization, Arrangement, Liquidation or Succession

2.1	Share Exchange Agreement between Ecologic Transportation, Inc. and Amazonas Florestal, Inc. and Ecologic Systems, Inc. (incorporated by reference to our Current Report on Form 8-K, Item 2.01, filed on March 22, 2012)

2.2	Schedule A-1 through A-2(c) (incorporated by reference to our Current Report on Form 8-K, Item 2.01, filed on March 22, 2012)

2.3	Schedule B-1 through B-12 (incorporated by reference to our Current Report on Form 8-K, Item 2.01, filed on March 22, 2012)

2.3	Schedule C-1 through C-14 (incorporated by reference to our Current Report on Form 8-K, Item 2.01, filed on March 22, 2012)

(99)	Other Documents

99.1	Appraisal of Land – Fazenda Jatuarana

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	November 9, 2012	ECOLOGIC TRANSPORTATION, INC.

/s/ William B. Nesbitt
By: William B. Nesbit
Its: President

Date:	November 9, 2012	ECOLOGIC TRANSPORTATION, INC.

/s/ Calli R. Bucci
By: Calli R. Bucci
Its: Chief Financial Officer

44